                                                                   EXHIBIT 10.17








                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           CARAUSTAR INDUSTRIES, INC.,

                            SPRAGUE PAPERBOARD, INC.,

                                       AND

                           INTERNATIONAL PAPER COMPANY


                            DATED AS OF MARCH 4, 1999






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                                TABLE OF CONTENTS
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                                                                                                               Page
                                                                                                               ----
                                                              ARTICLE I

                                                             DEFINITIONS

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1.1      Definitions..............................................................................................1
1.2      Interpretation...........................................................................................6

                                                             ARTICLE II

                                                     SALE AND PURCHASE OF ASSETS

2.1      Sale and Purchase of Assets..............................................................................7
2.2      Excluded Assets..........................................................................................8
2.3      Assumption of Liabilities................................................................................8
         2.3.1    Assumed Liabilities.............................................................................8
         2.3.2    No Other Assumed Liabilities....................................................................9
2.4      Procedures for Assets Not Transferable...................................................................9
2.5      Closing..................................................................................................9

                                                             ARTICLE III

                                            BASE PURCHASE PRICE; ADJUSTMENTS AND PAYMENT

3.1      Base Purchase Price.....................................................................................10
3.2      Closing Date Payments...................................................................................10
3.3      Purchase Price Adjustment...............................................................................10
3.4      Closing Balance Sheet...................................................................................10
         3.4.1    Delivery of Closing Balance Sheet..............................................................10
         3.4.2    Determination of the Purchase Price Adjustment.................................................10
3.5      Post-Closing Purchase Price Adjustment Payment..........................................................11
3.6      Purchase Price Allocation...............................................................................11
3.7      Real Property and Other Expenses; Proration.............................................................11

                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of Seller................................................................12
         4.1.1    Existence......................................................................................12
         4.1.2    Authorization; Enforceability..................................................................13
         4.1.3    No Violation; Consents.........................................................................13
         4.1.4    Insurance......................................................................................13
         4.1.5    Litigation.....................................................................................13
         4.1.6    Governmental Authorizations; Compliance with Laws..............................................13
         4.1.7    Tax Matters....................................................................................14

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         4.1.8    Financial Statements...........................................................................14
         4.1.9    Liabilities....................................................................................14
         4.1.10   No Adverse Change..............................................................................14
         4.1.11   Title to Personal Property.....................................................................15
         4.1.12   Accounts Receivable............................................................................15
         4.1.13   Tangible Purchased Assets......................................................................15
         4.1.14   Proprietary Rights.............................................................................16
         4.1.15   Contracts......................................................................................16
         4.1.16   Employee Benefit Plans.........................................................................16
         4.1.17   Labor and Employment Matters...................................................................18
         4.1.18   Environmental Matters..........................................................................18
         4.1.19   Leased Real Property...........................................................................19
         4.1.20   Title to Real Property.........................................................................20
         4.1.21   Condition of Real Property.....................................................................20
         4.1.22   Customers......................................................................................21
         4.1.23   Assets Sufficient for Conduct of Business......................................................21
         4.1.24   Accuracy of Statements.........................................................................21
4.2      Representations and Warranties of Buyer and Caraustar...................................................21
         4.2.1    Corporate Existence............................................................................21
         4.2.2    Authorization; Enforceability..................................................................21
         4.2.3    No Violation; Consents.........................................................................22
         4.2.4    Litigation.....................................................................................22
         4.2.5    Funds..........................................................................................22
         4.2.6    Buyer..........................................................................................22

                                                              ARTICLE V

                                                          CERTAIN COVENANTS

5.1      Access and Information; Confidentiality.................................................................22
5.2      Conduct of Business.....................................................................................23
5.3      Use of Business Name....................................................................................23
5.4      Filings.................................................................................................23
5.5      Employees...............................................................................................24
5.6      Exclusivity.............................................................................................25
5.7      [Intentionally Omitted].................................................................................26
5.8      Environmental Approvals and Compliance..................................................................26
         5.8.1    Property Transfers.............................................................................26
         5.8.2    Environmental Consent Agreement................................................................26
         5.8.3    Compliance Improvements........................................................................26
5.9      Information Regarding the Real Property.................................................................27
5.10     Other Actions...........................................................................................27
5.11     Consummation of Agreement...............................................................................27
5.12     Excluded Liabilities and Failure to Obtain Consent......................................................27

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                                                             ARTICLE VI

                                                        CONDITIONS PRECEDENT

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6.1      Conditions to Obligation of Buyer.......................................................................28
         6.1.1    Representations; Performance...................................................................28
         6.1.2    Paper Supply Agreement.........................................................................28
         6.1.3    Sewer Easements................................................................................28
         6.1.4    Opinion of Counsel.............................................................................28
         6.1.5    Consents.......................................................................................28
         6.1.6    No Proceeding or Litigation....................................................................28
         6.1.7    No Material Adverse Change.....................................................................28
         6.1.8    Purchased Assets and Documents Delivered.......................................................28
         6.1.9    HSR Act Filings................................................................................29
6.2      Conditions to Obligation of Seller......................................................................29
         6.2.1    Representations; Performance...................................................................29
         6.2.2    Opinion of Counsel.............................................................................30
         6.2.3    No Proceeding or Litigation....................................................................30
         6.2.4    Purchase Price and Documents Delivered.........................................................30
         6.2.5    HSR Act Filings................................................................................30
         6.2.6    Approval of Board of Directors.................................................................30

                                                             ARTICLE VII

                                                           INDEMNIFICATION

7.1      Indemnification by Seller...............................................................................31
         7.1.1    General Indemnification........................................................................31
         7.1.2.   Indemnification by Seller for Compliance Improvements..........................................31
         7.1.3.   Limitations and Conditions on Seller's Indemnification Under Section 7.1.2.....................31
7.2      Indemnification by Buyer................................................................................32
7.3      Limitations; Survival...................................................................................33
         7.3.1    Limitations....................................................................................33
         7.3.2    Survival of Representations and Warranties.....................................................33
7.4      Procedure for Indemnification...........................................................................34
         7.4.1    Third Party Claims.............................................................................34
         7.4.2    Direct Claims..................................................................................35
         7.4.3    Interest.......................................................................................35
         7.4.4    Remediation....................................................................................35

                                                             ARTICLE VIII

                                                            MISCELLANEOUS

8.1      Termination.............................................................................................37
8.2      Default by Buyer........................................................................................37
8.3      Default by Seller.......................................................................................38
8.4      Noncompete..............................................................................................38
8.5      Bulk Sales Law..........................................................................................39
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8.6      Expenses................................................................................................39
8.7      Commissions.............................................................................................39
8.8      Public Announcements....................................................................................39
8.9      Assignment; Successors..................................................................................39
8.10     Amendment and Modification; Waivers.....................................................................40
8.11     Notices.................................................................................................40
8.12     Further Assurances; Records.............................................................................41
8.13     Tax and Financial Cooperation...........................................................................41
8.14     Submission to Jurisdiction..............................................................................41
8.15     Representations and Warranties; Schedules...............................................................41
8.16     Remedies............................................................................................... 41
8.17     Guaranty............................................................................................... 42
8.18     Entire Agreement; Counterparts; Governing Law...........................................................42

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Exhibits
--------

A             Form of Paper Supply Agreement
B             Form of Opinion of Counsel to Seller
C             Form of Opinion of Counsel to Buyer

Schedules
---------
1.1(a)        Leased Real Property
1.1(b)        Owned Real Property
2.1(a)        Tangible Personal Property
2.1(b)        Assumed Contracts
2.1(j)        Accounts Receivable
2.2(e)        Excluded Assets
3.3           Seller's Investment
3.6           Purchase Price Allocation
4.1.1         Foreign Good Standing Jurisdictions
4.1.3         Consents
4.1.4         Insurance
4.1.5         Litigation
4.1.6         Permits and Orders
4.1.8         Financial Statements
4.1.9         Undisclosed Liabilities
4.1.10        Adverse Changes
4.1.11        Title to Personal Property
4.1.14(a)     Proprietary Rights
4.1.14(b)     Year 2000
4.1.15(a)     Contracts
4.1.15(b)     Contract Defaults
4.1.16(a)     Employee Benefit Plans
4.1.16(e)     Post-Retirement Benefits
4.1.17(a)     Labor and Employment Agreements
4.1.17(c)     Employee Loans and Obligations
4.1.17(d)     Employees
4.1.18        Environmental Matters
4.1.19        Lease Agreements
4.1.20        Exceptions to Title
4.1.21        Condition of Real Property
4.1.22        Customers
5.5(a)        Severance Package
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                                       v

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, dated as of March 4, 1999, is among:

         SPRAGUE PAPERBOARD, INC., a Connecticut corporation ("Buyer");

         CARAUSTAR INDUSTRIES, INC., a North Carolina corporation
         ("CARAUSTAR"); and

         INTERNATIONAL PAPER COMPANY, a New York corporation ("SELLER").


                              BACKGROUND STATEMENT

         For the consideration and on the terms set forth in this Agreement, Seller desires to sell, and Buyer desires to purchase from Seller, substantially all of Seller's assets used in connection with the Business (as defined herein) and in connection therewith Buyer will assume certain liabilities of Seller as specified herein and Caraustar will guarantee the obligations of Buyer specified herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for their heirs, successors and assigns, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following terms as used in this Agreement shall have the following meanings:

         "Adjusted Purchase Price" shall have the meaning set forth in SECTION 3.3.

         "Adjustment Payment" shall have the meaning set forth in SECTION 3.5.

         "Affiliate" shall mean, with reference to a Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Agreement, all Exhibits and Schedules hereto, and all amendments made hereto and thereto by written agreement between the parties.

         "Assumed Contracts" shall have the meaning specified in SECTION 2.1(B).

         "Assumed Liabilities" shall have the meaning specified in SECTION
2.3.1.

         "Base Purchase Price" shall have the meaning specified in SECTION 3.1.

         "Big Five" shall mean and include any of the following independent certified public accounting firms: Arthur Andersen LLP, PriceWaterhouseCoopers LLP, Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP, and any combined entity including any 2 or more of such firms.

         "Business" shall mean the business of manufacturing, marketing and selling recycled paperboard conducted at Seller's Sprague paperboard mill in Versailles, Connecticut.

         "Business Day" shall mean a day other than a Saturday, Sunday or day on which commercial banks in Atlanta, Georgia are generally closed for business.

         "Buyer" shall have the meaning specified in the introductory paragraph.

         "Caraustar" shall have the meaning specified in the introductory paragraph.

         "Charter Documents" shall have the meaning specified in SECTION 4.1.1.

         "Closing" and "Closing Date" shall have the meanings specified in
SECTION 2.5.

         "Closing Balance Sheet" shall have the meaning specified in SECTION 3.4.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collective Bargaining Agreement shall mean the collective bargaining agreement, dated July 10, 1996 between the Baltic Local 1840 and Seller.

         "Compliance Improvements" shall have the meaning specified in SECTION 5.8.3.

         "Consent" shall have the meaning specified in SECTION 4.1.3.

         "Consent Agreement" shall have the meaning specified in SECTION 5.8.2.

         "Contracts" shall mean and include all contracts, licenses, leases or agreements relating to or arising in connection with the Business, whether written or oral, to which Seller is a party or shall become a party prior to the Closing Date (other than this Agreement and the agreements executed pursuant hereto or contemplated hereby), including without limitation all supply and customer contracts; work and purchase orders; employment and consultancy contracts; contracts between Seller and any of its Affiliates; labor union contracts; licenses or other agreements relating to Intellectual Property or Proprietary Rights; contracts, plans and arrangements regarding any pension, retirement, deferred compensation, profit-sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or arrangement or any vacation pay or severance pay or any other employee benefit arrangement for its officers, employees, consultants or agents; equipment, capital and real property leases; all commitments and arrangements pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its assets or its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business); all indentures, credit agreements, loan agreements, notes, mortgages, security agreements and agreements for financing; all powers of attorney and agency agreements with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller; and all property, casualty and other forms of insurance, excluding, however, such oral contracts and arrangements which may be terminated at will by Seller (as applicable) without liability arising from such termination and which termination would not have a Material Adverse Effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall have the meaning specified in SECTION
4.1.16(A).

         "Employee" shall mean any Person employed by Seller in the Business.

         "Environmental Law" shall mean any federal, state or local law, statute, ordinance, common law, rule, regulation, permit, code, order, decree, judgment, injunction, notice or demand letter relating to the protection of safety, human health or the environment, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminates, chemicals or industrial, toxic or hazardous substances or wastes, and specifically including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations are or have been in effect on or prior to the Closing Date, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

         "Environmental Matters" shall have the meaning specified in SECTION 7.1.1.

         "Environmental Permits" shall have the meaning specified in SECTION 4.1.18(F).

         "Excluded Assets" shall have the meaning specified in SECTION 2.2.

         "Excluded Liabilities" shall have the meaning specified in SECTION
2.3.2.

         "Failure to Obtain Consents" means any failure by Seller to obtain, prior to Closing, any of (a) the consents set forth on SCHEDULE 4.1.3 or (b) any other consent required to be obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated herein, including, but not limited to, the transfer and assignment (or re-issuance on identical terms) of any of the Assumed Contracts, Permits or the transfer of any other property or rights included in the Purchased Assets.

         "Financial Statements" shall mean the audited financial statements of the Business attached hereto as SCHEDULE 4.1.8.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

         "Hazardous Substance" shall mean and include each substance identified or designated as such under CERCLA, 42 U.S.C. 9601, et seq., as well as any other substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, reactive, corrosive, ignitable, infectious, radioactive or otherwise hazardous; or (iii) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

         "Inactive Employees" shall mean all Employees who are temporarily absent from active employment by reason of disability, illness, injury, or workers' compensation and who are receiving or eligible to receive disability or workers' compensation payments as a result of such disability, illness or injury, and employees on non-compensated leave of absences, such as pursuant to the terms of the Family Medical Leave Act.

         "Income Tax" or "Income Taxes" shall mean all federal, state or local income taxes (inclusive of any and all interest and penalties thereon) imposed on Seller with respect to the assets or operations of Seller and which are based in whole or in part upon Seller's income, but does not include any other Taxes.

         "Inspection Date" shall have the meaning specified in SECTION
4.1.20(B).

         "Intellectual Property" shall mean all trademarks, service marks, trade dress, logos, trade names and all goodwill associated therewith (including without limitation the use of current names and trade names and all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; mask works; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including without limitation ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer, employee, supplier and vendor lists and related information); computer software (including without limitation data, data bases, systems and related documentation); patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; records, correspondence, product literature, designs, development records and files, technical reports and all other business documents relating to the operation of the business; other proprietary rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium).

         "Leased Real Property" shall mean the locations set forth on SCHEDULE 1.1(A), which, except as set forth on SCHEDULE 1.1(A), constitute all of the real property leased by Seller and used in connection with the Business.

         "Lien" shall mean, with respect to any asset, any lien, security interest, claim, encumbrance, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, easement or encroachment thereon.

         "Limitation Date" shall have the meaning specified in SECTION 7.3.2.

         "Material" shall mean any single circumstance or occurrence which has caused, or which could reasonably be expected to cause, aggregate damages, losses, diminution of value and expenses to the Business or the Purchased Assets in excess of $10,000; any combination of circumstances and occurrences which has caused, or which could reasonably be expected to cause, aggregate damages, losses, diminution of value and expenses in excess of $50,000; or any rights, assets or other matters (including, without limitation, a Consent or a Permit) necessary to the lawful operation of the Business in a manner consistent with its operation prior to Closing.

         "Material Adverse Effect" shall mean any effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), results of operations, business, properties or prospects of the Business, excepting any and all general industrywide or marketwide conditions affecting the industry or markets of the Business.

         "Owned Real Property" shall mean the real property described on
SCHEDULE 1.1(B), together with any and all improvements thereon and any and all easements and appurtenances thereto, including, without limitation, any and all land, buildings, structures and constructions, and any and all rights and privileges pertaining thereto, and any and all fixtures and component parts affixed thereto or located thereon, which, except as set forth on SCHEDULE 1.1(B), constitute all of the real property owned by Seller and used in connection with the Business.

         "Paper Supply Agreement" shall have the meaning set forth in SECTION 6.1.2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permits" shall have the meaning specified in SECTION 4.1.6.

         "Permitted Liens" shall mean (a) liens for current Taxes not yet due and payable, and (b) liens arising in the ordinary course of business for sums not yet due and payable, but not involving any borrowed money or the deferred purchase price for property or services.

         "Person" shall mean an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity.

         "Plan" shall have the meaning specified in SECTION 4.1.16.

         "POTW" shall have the meaning specified in SECTION 5.8.3.

         "Proprietary Rights" shall mean all of the Intellectual Property owned or used by, issued to or licensed to Seller which is used in the Business, along with all income, royalties, damages and payments due or payable at Closing or thereafter (including without limitation damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that now or hereafter may be secured throughout the world; in each case including without limitation the items set forth on SCHEDULE 4.1.14 attached hereto.

         "Purchase Price Adjustment" shall have the meaning set forth in SECTION 3.3.

         "Purchased Assets" shall have the meaning specified in SECTION 2.1.

         "Real Property" shall mean, collectively, the Leased Real Property and Owned Real Property, which, except as set forth in SCHEDULE 1.1(A) or 1.1(B), constitute all of the real property owned, leased or otherwise used by Seller in connection with the Business.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the regulations thereunder.

         "Seller Facilities" shall have the meaning specified in SECTION 4.1.18(B).

         "Seller" shall have the meaning specified in the introductory paragraph.

         "Seller's Consent Agreement" shall have the meaning specified in
SECTION 5.8.2.

         "Seller's Investment" shall have the meaning specified in SECTION 3.3, as detailed in SCHEDULE 3.3.

         "Sewer Easements" shall have the meaning specified in SECTION 6.1.3.

         "Tax" or "Taxes" shall mean federal, state, municipal, local or foreign taxes, assessments, additions to tax, deficiencies, duties, fees and other governmental charges or impositions of each and every kind, whether measured by properties, assets, wages, payroll, withholding, purchases, value added, payments, sales, use, business, capital stock or surplus income, and including without limitation all business, occupation, franchise, excise, stamp, leasing, lease, transfer, severance and employment, income withholding and Social Security taxes, real and personal property, sales, use and other taxes, including interest, penalties and additions in connection therewith, arising from or in connection with the Business prior to the Closing Date, but in all cases excluding Income Taxes.

         "to the knowledge of Seller" (or like phrases) shall mean that (a) an officer of Seller and/or a managerial Employee of the Business has any actual knowledge or belief, after reasonable investigation, that the statement made is incorrect and (b) there is no information available in the books, records and files of Seller that indicates that the statement made is incorrect.

         "Transferred Employees" shall have the meaning specified in SECTION 5.5(A).

         "Union Employees" shall mean those Employees the terms of whose employment is governed by the Collective Bargaining Agreement.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended from time to time.

         1.2 Interpretation. The following provisions shall govern the interpretation of this Agreement:

         (a) "Herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection, Exhibit or Schedule.

         (b) Headings or captions are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa.

         (d) The calculation of time within which or following which any act is to be done or step is to be taken pursuant to this Agreement excludes the date which is the reference day in calculating such period.

         (e) Performance on holidays is not required hereunder. Whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next succeeding day that is a Business Day.

         (f) Unless the context otherwise requires, the term "including" shall be deemed to mean "including without limitation."

         (g) Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

         (h) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

         2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, for value therefor, as hereinafter provided, all of the assets, properties, goodwill and rights of Seller with respect to the Business of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (collectively, the "PURCHASED ASSETS"), except for any Excluded Assets as set forth in SECTION 2.2, and any assets or systems of Seller not used primarily in connection with the Business, including without limitation:

         (a) All of Seller's tangible personal property related to the Business, including without limitation machinery, equipment, supplies and inventories, work in process, vehicles, rolling stock, finished goods, furniture, furnishings, fixtures, and spare parts, including without limitation the property listed in SCHEDULE 2.1(A) hereto;

         (b) all of Seller's right, title and interest in and to all of the Contracts set forth on SCHEDULE 2.1(B) (collectively, the "ASSUMED CONTRACTS");

         (c) all Owned Real Property, the Sewer Easements, and Seller's right, title and interest in and to the Leased Real Property;

         (d) all prepaid expenses, surety bonds, surety deposits and security deposits posted by or on behalf of Seller in connection with the operation of the Business;

         (e) all books and records, files and operating data relating to the Purchased Assets;

         (f) all of Seller's right, title and interest in and to the Proprietary Rights, including without limitation all rights to trade names and trade styles;

         (g) all of Seller's right, title and interest in and to all licenses, permits, authorizations, franchises, approvals and other governmental authorizations related to the Business, to the extent the same are transferable;

         (h) all of Seller's telephone numbers, telephone directory listings, advertisements, customer lists and employee lists related to the Business;

         (i) all rights, claims, causes of actions, and suits which Seller has or may have against third parties in connection with the Purchased Assets or the operation of the Business;

         (j) accounts receivable, including without limitation the accounts receivable listed in SCHEDULE 2.1(J) hereto; and

         (k) any assets of Seller to the extent set forth on the Closing Balance Sheet (including the notes thereto);

and excluding only the Excluded Assets. On the Closing Date, Seller shall convey to Buyer good and marketable title to the Purchased Assets, free and clear of all Liens other than Permitted Liens.

         2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Purchased Assets shall not include any of the following (collectively, the "EXCLUDED ASSETS"):

         (a) all cash and cash equivalents of Seller (except to the extent set forth on the Closing Balance Sheet);

         (b) all Contracts to which Seller is a party which are not Assumed Contracts;

         (c) the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller;

         (d) any rights of Seller under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

         (e)   the assets listed in SCHEDULE 2.2(E) attached hereto.

         2.3   Assumption of Liabilities.

         2.3.1 Assumed Liabilities. As of the Closing Date, Buyer shall assume, and shall thereafter timely pay and perform, the following obligations and liabilities of Seller existing as of the Closing Date (the "ASSUMED LIABILITIES"):

         (a) the liabilities of Seller to the extent set forth on the Closing Balance Sheet (including the notes thereto to the extent liabilities are explicitly quantified therein in a manner consistent with the Financial Statements, but excluding, without limitation, liabilities set forth on the Closing Balance Sheet or in the notes thereto under the headings "Deferred Income Taxes" and "Divisional Control");

         (b) the obligations of Seller arising after the Closing Date under the Assumed Contracts;

but excluding in each case any liabilities or alleged liabilities of Seller except as expressly assumed pursuant to SECTION 2.3.1(A) above, (i) relating to any Taxes or Income Taxes; (ii) relating to any breach or alleged breach of contract, breach or alleged breach of warranty, tort, infringement, or violation of law by Seller; (iii) payable from Seller to any Affiliate of Seller; (iv) subject to Buyer's indemnity obligations set forth in
SECTION 7.2(D), arising under any Environmental Laws, (v) arising from or relating to the termination of any employee of Seller at any time prior to Closing; (vi) related to the ownership of the Purchased Assets by any Person other than Seller; (vii) described in SECTION 2.3.1(A) above that are not fully and accurately reflected on the Closing Balance Sheet (including the notes thereto to the extent liabilities are explicitly quantified therein), in a manner consistent with the Financial Statements; and (viii) arising under any indebtedness for money borrowed, except to the extent assumed specifically by Buyer, specifically including, but not limited to, any indebtedness resulting from the funding or factoring of the accounts receivable of the Business.

         2.3.2 No Other Assumed Liabilities. Except as expressly set forth in
SECTION 2.3.1 above, Buyer shall not assume or become liable for the payment or performance of any liabilities or alleged liabilities of Seller of any nature whatsoever, whether accrued or unaccrued, known or unknown, fixed or contingent, and any and all such liabilities shall be deemed to be excluded liabilities (the "EXCLUDED LIABILITIES"). Seller shall be responsible for all Taxes and Income Taxes arising from the operation of the Business prior to the Closing and all Taxes and Income Taxes incurred by Seller in connection with this Agreement, the sale of the Purchased Assets and the transactions contemplated hereby. Sales and use taxes, if any, imposed by law in connection with the sale of the Purchased Assets shall be borne and paid by Seller. Buyer and Seller shall each pay one-half of all transfer taxes imposed by law in connection with the sale of the Purchased Assets and the transactions contemplated hereby.

         2.4 Procedures for Assets Not Transferable. If any of the Assumed Contracts constituting real property leases, Material personal property leases or other Material contracts or any other Material property or rights included in the Purchased Assets including, without limitation, any Permits, are not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some other party or parties, Seller shall use its best efforts to obtain such consents prior to the Closing Date and shall notify Buyer on or prior to the Closing Date of any consents not so obtained. If any such consent cannot be obtained prior to Closing, Buyer may (i) terminate this Agreement pursuant to SECTION 8.1(B); (ii) elect to defer the Closing for a period mutually agreed upon by the parties (which election shall act to extend the date referred to in SECTIONS 8.1(B) and 8.1(C) by the extension period so elected), during which time the Seller shall remain obligated to observe the terms of this Agreement and to use its best efforts to obtain all Consents not theretofore obtained; or (iii) in the exercise of its sole discretion waive such requirement as a condition to Closing, and in such event, this Agreement, and the related instruments of transfer shall not constitute an assignment or transfer thereof and Buyer shall not assume any of Seller's obligations with respect thereto. Should Buyer waive the obtaining of any Consent as a condition to Closing, Seller shall use its best efforts to obtain any such Consent as soon as possible after the Closing Date and thereafter assign such Agreement to Buyer or otherwise obtain for Buyer the practical benefit of such property or rights.

         2.5 Closing. Subject to the satisfaction of the conditions set forth in Article VI, the closing of the sale and purchase of the Purchased Assets (the "CLOSING") will take place at the offices of Robinson, Bradshaw & Hinson, P.A., located in Charlotte, North Carolina, at 10:00 a.m. (Eastern Time) on the earlier of (i) the day prior to the effective date of the merger between Seller and Union Camp Corporation or (ii) April 8, 1999, or at such other place, time and date as the parties may agree upon in writing (the "CLOSING DATE").

                                   ARTICLE III

                  BASE PURCHASE PRICE; ADJUSTMENTS AND PAYMENT

         3.1 Base Purchase Price. In consideration of the transfer to Buyer of the Purchased Assets and subject to the terms and conditions of this Agreement, Buyer shall pay to Seller the aggregate amount of One Hundred and Three Million One Hundred and Seventy-Five Thousand Dollars ($103,175,000) (the "BASE PURCHASE Price"), payable in the form set forth in SECTION 3.2 below, subject to the Purchase Price Adjustment to be made pursuant to SECTION 3.3 below.

         3.2 Closing Date Payments. On the Closing Date, Buyer will pay to the Seller the Base Purchase Price by wire transfer of immediately available funds to an account designated by Seller.

         3.3 Purchase Price Adjustment. The Base Purchase Price shall be adjusted as follows (such adjustment being referred to herein as the "PURCHASE PRICE ADJUSTMENT"):

         (a) The Base Purchase Price shall be increased by the dollar amount, if any, by which the final determination of Seller's investment in the Business ("SELLER'S INVESTMENT"), as attached to the Closing Balance Sheet in a manner consistent with the preliminary calculation of Seller's Investment as shown on
SCHEDULE 3.3, exceeds Seller's Investment as shown on SCHEDULE 3.3.

         (b) The Base Purchase Price shall be decreased by the dollar amount, if any, by which the final determination of Seller's Investment, as attached to the Closing Balance Sheet in a manner consistent with the preliminary calculation of Seller's Investment as shown on SCHEDULE 3.3, is less than Seller's Investment as shown on SCHEDULE 3.3.

The Base Purchase Price, as adjusted by the Purchase Price Adjustment, shall be referred to herein as the "ADJUSTED PURCHASE PRICE."

         3.4   Closing Balance Sheet.

         3.4.1 Delivery of Closing Balance Sheet. Within sixty (60) days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a balance sheet of the Business (the "CLOSING BALANCE SHEET") as of the close of business on the Closing Date, which shall be subject to review on behalf of Buyer by Arthur Andersen LLP prior to delivery. The Closing Balance Sheet shall not include any Excluded Assets or Excluded Liabilities and shall be prepared as if the Purchased Assets and Assumed Liabilities were at that time assets and liabilities of Seller rather than having been transferred to Buyer pursuant to this Agreement. The Closing Balance Sheet shall be prepared in accordance with GAAP consistent with the manner in which the Financial Statements were prepared (to the extent consistent with GAAP). In conjunction with delivery of the Closing Balance Sheet, Arthur Andersen LLP shall compute Seller's Investment as of the Closing Date and attach a certificate to the Closing Balance Sheet setting forth its calculation of Seller's Investment as of the Closing Date.

         3.4.2 Determination of the Purchase Price Adjustment. If either Buyer, on the one hand, or Seller, on the other hand, does not accept the Closing Balance Sheet or the calculation of Seller's Investment as of the Closing Date as submitted, the objecting party shall give written notice to the other party within ten (10) days after delivery thereof. Any notice of dispute shall set forth in detail the basis for the objecting party's objections. If Buyer and Seller are unable to resolve the disagreement within thirty (30) days after delivery of the other party's written notice, the parties shall engage a mutually agreeable

Big Five independent certified public accounting firm to resolve the issues in dispute. The accounting firm shall apply GAAP to the issues at hand to the extent consistent with the bases upon which the Closing Balance Sheet was prepared, as stated in the Closing Balance Sheet (except that it shall assume that the Purchased Assets and Assumed Liabilities included in the Closing Balance Sheet were, as of the end of business on the Closing Date, assets and liabilities of Seller rather than having been transferred to Buyer pursuant to this Agreement) and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement. The decision of the accounting firm shall be rendered within thirty (30) days of the engagement and shall be binding on the parties. Buyer, on the one hand, and Seller, on the other, each shall pay one-half of the cost of the accounting firm engaged to resolve the dispute, and Buyer shall pay all fees and expenses of Arthur Andersen LLP in reviewing the Closing Balance Sheet and computing Seller's Investment as provided herein. Buyer, on the one hand, and Seller, on the other hand, shall be deemed to have accepted the Closing Balance Sheet and the calculation of Seller's Investment as of the close of business at 5:00 p.m. Eastern Standard time on the 10th day after delivery thereof if such party has not by then given the other timely written notice of objection.

         3.5 Post-Closing Purchase Price Adjustment Payment. Within three (3) Business Days of the final determination of the Purchase Price Adjustment pursuant to SECTION 3.4, an amount shall be payable (the "ADJUSTMENT PAYMENT"), by wire transfer in immediately available funds to an account or accounts designated by Seller or Buyer (as applicable), as follows: (i) if the Base Purchase Price is to be increased by the Purchase Price Adjustment pursuant to
SECTION 3.3(A), Buyer shall pay to Seller the amount of such increase; and (ii) if the Base Purchase Price is to be decreased by the Purchase Price Adjustment pursuant to SECTION 3.3(B), Seller will pay to Buyer the amount of such decrease. Any payments required to be paid pursuant to this SECTION 3.5 shall be paid by wire transfer of immediately available funds to such account or accounts as the Buyer or Seller shall designate not less than two (2) Business Days in advance of the day any such payment is due. Interest shall accrue on all amounts due under this SECTION 3.5 not paid when due at the per annum prime rate of interest announced from time to time by Bankers Trust Company (or, if such bank discontinues its practice of announcing its prime rate, such other institution approved by Seller and Buyer) as its prime rate of interest, as in effect from time to time, such interest to be calculated based on the actual number of days elapsed from the date such amount becomes due and owing until paid in full and based on a 365-day year. In the event any of the parties to this Agreement shall bring action to enforce the payment provisions of this SECTION 3.5, the prevailing party shall be entitled to recover its reasonable attorney's fees incurred in such action from the unsuccessful party.

         3.6 Purchase Price Allocation. An amount equal to the Base Purchase Price plus the Assumed Liabilities shall be allocated among the Purchased Assets in accordance with SCHEDULE 3.6 attached hereto. Following the payment of the Purchase Price Adjustment pursuant to SECTION 3.5, if any, the parties shall revise such allocations in a fashion consistent with the agreed-upon allocation set forth on SCHEDULE 3.6. The allocation set forth in such schedule is intended to comply with the requirements of Section 1060 of the Code. Seller and Buyer agree to file all Income Tax returns or reports, including without limitation IRS Form 8594, for their respective taxable years in which the Closing occurs, to reflect the allocation described in SCHEDULE 3.6 (as such schedule may be revised in accordance with this SECTION 3.6) and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or Income Tax or in any judicial proceeding.

         3.7 Real Property and Other Expenses; Proration.

         (a) Seller shall pay all applicable sales and use taxes on the deeds conveying the Owned Real Property and the assignments of leases for any Leased Real Property. Buyer and Seller shall each pay one-half of all real property transfer taxes on the deeds conveying the Owned Real Property and the assignment of leases for any Leased Real Property. Buyer shall pay any recording fees for such deeds and assignments, and the cost of any title insurance and surveys obtained by Buyer.

         (b) All ad valorem taxes on real and personal property with respect to the Purchased Assets for the year in which the Closing occurs shall be prorated per diem on a calendar-year basis up to the Closing Date. If the amount of any such taxes is not known as of the Closing Date, such pro ration shall be based on the tax bills for the immediately preceding year, and at Buyer's request, Seller will remit to Buyer any additional amount due with respect to Seller's pro rata share of such taxes when the actual amounts for the year of Closing are known. Seller shall, prior to the Closing Date, pay all assessments and ad valorem taxes levied with respect to the Purchased Assets in all periods prior to the year in which the Closing occurs, to the extent such assessments and taxes are due and payable, or shall accrue therefor such assessments and taxes on the Closing Balance Sheet.

         (c) All other expenses of the Business shall be prorated on a daily basis between Seller and Buyer as of the Closing Date. Seller agrees to pay in full on the Closing Date its pro rata share of all expenses of the Business, provided that if the amount of any such expenses is not known as of the Closing Date, such pro ration shall be based on the expenses for the most recently available period, and at Buyer's request, Seller will remit to Buyer any additional amount due with respect to Seller's pro rata share of expenses when the actual amounts are known. Seller agrees that all expenses, charges, bills, or trade accounts maintained or incurred by Seller or its agents in connection with the management or operation of the Business or otherwise accrued for the period prior to the Closing Date that are not Assumed Liabilities will be paid in full on the Closing Date; provided, however, that all such expenses, charges, bills, or trade accounts that have accrued but have not been billed as of the Closing Date, that are not Assumed Liabilities, will be paid in full by Seller at the time Seller receives the bills. Without limiting the generality of the foregoing, the following items will be adjusted as of the Closing Date:

                  (i) rent and other charges payable under leases for any Leased Real Property for the calendar month in which the Closing occurs;

                  (ii) water and utility charges and sanitary sewer taxes, if any;

                  (iii) charges under service, management or other agreements, if any, that remain in effect after the Closing Date and are expressly assumed by Buyer; and

                  (iv) other operating expenses not covered by any of the above subparagraphs.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer and Caraustar as follows:

         4.1.1 Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own or lease the Purchased Assets and to carry on the Business as now conducted. Seller has delivered to Buyer true and complete copies of its certificate or articles of incorporation and bylaws or equivalent documents, each as amended to date (collectively, the "CHARTER DOCUMENTS"). Seller is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions set forth on
SCHEDULE 4.1.1 attached
hereto, which are all jurisdictions in which either the ownership or use of its properties in the Business, or the nature of the activities conducted by the Business, requires such qualification.

         4.1.2 Authorization; Enforceability. Seller has full corporate or other power, authority and capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws or other laws affecting creditors' rights generally.

         4.1.3 No Violation; Consents. Neither the execution and delivery by Seller of, nor the performance by Seller of its obligations under, this Agreement, nor the consummation of the transactions contemplated herein, will
(a) conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) or give rise to any right of termination, cancellation or acceleration under any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument relating to the Business and to which Seller is a party, except as disclosed in SCHEDULE 4.1.3, (b) result in the creation or imposition of any Lien on the Purchased Assets pursuant to any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which Seller is a party,
(c) conflict with any provision of the Charter Documents, or (d) violate any law, order, judgment, decree, rule or regulation of any court or governmental authority having jurisdiction over Seller or property of Seller. Except for any required filing under the HSR Act and as otherwise set forth on SCHEDULE 4.1.3 attached hereto, no consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority or other Person (each, a "CONSENT") is required to be obtained by Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated herein.

         4.1.4 Insurance. SCHEDULE 4.1.4 attached hereto accurately lists all policies of insurance covering the Purchased Assets and the Business as of the date hereof, and for each indicates the insurer's name, policy number, expiration date and amount and type of coverage. A correct and complete copy of each such policy will be delivered to Buyer upon request. All such policies are in full force and effect and neither Seller nor any other party thereto is in breach or default under any such policies (and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a breach or default). No written notice of termination of any such policy has been received by Seller or any of its Affiliates.

         4.1.5 Litigation. Except as set forth on SCHEDULE 4.1.5, there are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against or affecting Seller in connection with the Business, or relating to the transactions contemplated by this Agreement that, either individually or in the aggregate, would have a Material Adverse Effect on the Business or the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 4.1.5, Seller is not subject to any order, judgment, decree, stipulation or consent of or with any court, governmental body or agency relating to the Business.

         4.1.6 Governmental Authorizations; Compliance with Laws. Seller holds the licenses and permits, authorizations, franchises and approvals described on
SCHEDULE 4.1.6 attached hereto (the "PERMITS"), and is subject to the orders listed on SCHEDULE 4.1.6 attached hereto, and no other orders, licenses, certificates, permits, authorizations, franchises, approvals or rights issued by any governmental authority, federal, state, local or foreign, are necessary or have been issued, for the lawful operation of the

Business. The Permits are in full force and effect, and no Material violations of any of the Permits have occurred or, to the knowledge of Seller, have been alleged to have occurred. Furthermore, no proceedings are pending or, to the knowledge of Seller, except as set forth in SCHEDULE 4.1.3, threatened, that would have the effect of revoking or materially limiting or affecting the transfer or renewal of any of the Permits. The Permits (a) are not subject to any restrictions or conditions that would limit the Business as presently conducted except as set forth in SCHEDULE 4.1.3, (b) except as set forth in
SCHEDULE 4.1.3, may be assigned to Buyer without the consent of any Person other than Seller, and (c) except as set forth in SCHEDULE 4.1.3, shall not cease to remain in full force and effect as a result of their assignment to Buyer and shall not be subject to any additional restriction or condition as a result of their assignment to Buyer. Seller has delivered to Buyer true and complete copies of each of the Permits. Seller is now and since the date of its most recent audited financial statements has been in compliance, except as disclosed in SCHEDULE 4.1.6, with all laws applicable to the operation of the Business and the ownership of the Purchased Assets and has not received written notice that it is in violation of or in default under any judgment, order or decree of any court or administrative agency or any law, rule or regulation applicable to the Business or the Purchased Assets.

         4.1.7 Tax Matters. Seller has not received written notice that the Internal Revenue Service or any other taxing authority has asserted against Seller any deficiency or claim for additional Taxes or Income Taxes in connection with the Business or the Purchased Assets. Seller has not been granted, nor has been given, any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Tax or Income Tax. All monies required to be withheld by Seller (including from current or former Employees for Income Taxes and social security and other payroll Taxes) with respect to the Business and the Purchased Assets have been collected or withheld, and either paid to the respective taxing authorities, set aside in other accounts for such purpose or will be accrued for on the Closing Balance Sheet. Seller has paid to the proper authorities all custom duties and similar or related charges required to be paid by or in connection with respect to the importation or exportation of products or other goods to or from the Real Property. There are no tax Liens on the Purchased Assets of Seller, except liens for Taxes not yet due or imposed, and Seller has paid all such Taxes, rates and like assessments that have become due and payable which, if not so paid, could result in a Lien on the Purchased Assets.

         4.1.8 Financial Statements. Seller has delivered to Buyer copies of the Financial Statements. The Financial Statements represent fairly the financial position as of the periods indicated in conformity with GAAP.

         4.1.9 Liabilities. Except for Excluded Liabilities and other than as set forth in SCHEDULE 4.1.9, to the knowledge of Seller, Seller does not have, nor will have, with respect to the Business, any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except those: (a) that are accrued or reserved against on the face of the Financial Statements (including the notes thereto to the extent liabilities are explicitly quantified therein); or (b) that will be accrued or reserved against on the Closing Balance Sheet (including the notes thereto to the extent liabilities are explicitly quantified therein) and are of the same type and category as shown on the Financial Statements. To the knowledge of Seller, no facts or circumstances exist that, with or without the passing of time or the giving of notice or both, might reasonably serve as the basis for any other liabilities or obligations other than Excluded Liabilities.

         4.1.10 No Adverse Change. Since December 31, 1998, except as set forth on SCHEDULE 4.1.10, there has not been (a) any change in the Business or the results of operation of the Business, financial or otherwise, that would have a Material Adverse Effect; (b) any damage, destruction or casualty loss, whether covered by insurance or not, Materially and adversely affecting the Purchased Assets or the Business; (c) (i) any Material increase in the rate or terms of compensation payable to or to become payable to any employees of the Business, except increases occurring in accordance with Seller's customary practices or as required by existing employment agreements or (ii) any Material modifications in employee benefits to employees of the Business; (d) entry into, termination of (except by reason of the occurrence of a contractually specified termination date) or Material amendment to any contract or commitment or license or permit Material to the Business, except in the ordinary course of business or as contemplated herein; (e) any creation of or assumption of any mortgage, pledge, or other lien or encumbrance upon any of the Purchased Assets; (f) any sale, assignment, lease, transfer or other disposition of any of the Purchased Assets, except in the ordinary course of business; (g) any imposition or incurring of any obligation or liability, fixed or contingent, except in the ordinary course of business; (h) except as otherwise provided in this subsection, entry into any agreement with respect to the operation of the Business pursuant to which the aggregate annual financial obligation of the Buyer may exceed $100,000, or which is not terminable by Buyer without penalty upon sixty (60) days' notice or less; (i) any commitment to make any purchase for, or sale of, any inventories relating to the operation of the Business, except in the ordinary course of business; (j) any separate commitment in excess of $150,000 for any capital expenditure for which Buyer shall have any financial obligation to discharge subsequent to Closing; (k) any changes in the accounting systems, policies or practices of Seller with respect to the Business or the manner in which it maintains its books and records; (l) any waiver by Seller of any rights with respect to the Business which have any Material value; (m) any transaction otherwise relating to the Business not in the ordinary course of business or (n) any agreement by Seller to do any of the things described in preceding clauses (a) through (m).

         4.1.11 Title to Personal Property. SCHEDULE 2.1(A) lists all Material tangible personal property owned or leased by Seller and used in connection with the Business. Except with respect to any leased property or as set forth in
SCHEDULE 4.1.11, Seller owns and has good and valid title to all tangible personal property that is included in the Purchased Assets, free and clear of all Material liens and encumbrances, except for liens for taxes not yet due and payable. Seller has delivered or made available to Buyer true and complete copies of all leases and other agreements affecting the properties listed in
SCHEDULE 2.1(A), all of which leases are valid and binding on the lessor thereunder, and with respect to which neither Seller, nor, to the knowledge of Seller, any other party, is in default.

         4.1.12 Accounts Receivable. All accounts, notes and other receivables of the Business represent valid and bona fide claims, were acquired or arose in the ordinary course of business, will be reflected on the Closing Balance Sheet net of any prompt payment discounts allowable by Seller in the ordinary course of business, and will be fully collectible in the ordinary course of business.

         4.1.13 Tangible Purchased Assets. The tangible Purchased Assets are suitable for use thereof in the conduct of normal operations, and do not require any maintenance and repairs except for maintenance and repairs that are not Material in nature and are required in the ordinary course consistent with past practice of the Business. The inventories of the Business (i) are good, merchantable and in usable condition, (ii) are reflected on the Financial Statements in accordance with GAAP and (iii) are of a quality and quantity that is useable or saleable in the ordinary course of business. The inventory obsolescence policies of the Business are appropriate for the nature of the products sold by the Business. All inventories of the Business are located on the Real Property, except for inventories in transit to customers in the ordinary course of business or stored in leased facilities identified to Buyer. Seller will identify in writing to Buyer, prior to the Closing, each item of the type required to be listed on SCHEDULE 2.1(A) that is acquired between the date of this Agreement and the Closing and has a market value or book value of $50,000 or more.

         4.1.14 Proprietary Rights. SCHEDULE 4.1.14(A) attached hereto is an accurate and complete list of all of the Proprietary Rights. The Proprietary Rights constitute all Intellectual Property necessary for the operation of the Business. All Proprietary Rights and Intellectual Property used in the Business are owned by Seller free and clear of all Liens or have been duly licensed for use by Seller. None of the Proprietary Rights or Intellectual Property used in the Business has been or is the subject of any pending adverse claim or, to the knowledge of Seller, any threatened litigation or claim of infringement. Seller's conduct of the Business does not infringe any Intellectual Property of another, and Seller has not received any notice contesting its right to use any Intellectual Property used by it in connection with the Business or the operation thereof. Except as set forth on SCHEDULE 4.1.14(A), Seller has not granted any license in respect of any Intellectual Property or Proprietary Rights or made any commitment to pay any royalty or license in respect of any Intellectual Property or Proprietary Rights. SCHEDULE 4.1.14(B) accurately describes Seller's program and the current status of Seller's program as it pertains to (x) the computer (hardware and software), information, accounting and other systems included in the Purchased Assets with respect to Year 2000 compliance issues and (y) to the knowledge of Seller, the computer, information, accounting and other systems of third parties with which Seller interrelates as a Material part of the Business with respect to Year 2000 compliance issues.

         4.1.15 Contracts. SCHEDULE 4.1.15(A) contains an accurate and complete list of the Contracts (organized by subject matter categories), (i) which involve obligations to or by Seller in the future exceeding $50,000; (ii) have a future term (excluding any portion subject to a cancelable right exercisable without penalty) of one year or more; (iii) pursuant to which Seller has made product warranties that continue in effect, (iv) with any employee or other Seller Affiliate, or (v) which are otherwise Material to the Business, and identifies and describes each oral Contract of the type described in the preceding clauses (i) through (iv) to which Seller is a party. Each Contract (including each Assumed Contract) is valid, binding, in full force and effect. Seller is not in default under any Contract, nor does there exist any condition or event which after notice, lapse of time or both would constitute a default by Seller under any Contract. To the knowledge of Seller, no other party to any Contract is in default or breach, or alleged to be in default or breach, under any Contract, nor does there exist any condition or event which, after notice, lapse of time or both, would constitute a default by any other party to any Contract. Seller has not received notice that Seller is in default under or in breach of any Contract or of the election of any party to any Contract to cancel, terminate or not to renew any such Contract whether in accordance with the terms of any Contract or otherwise. Seller has not given notice to any other party to any Contract that such other party is in default thereunder or in breach thereof or given notice of the termination thereof, except as set forth in SCHEDULE 4.1.15(B). Except as set forth on SCHEDULE 4.1.3, none of the Assumed Contracts requires the consent of the other party thereto for the assignment of such Assumed Contract to Buyer and, upon such assignment at Closing as contemplated by this Agreement, such Assumed Contract shall remain in full force and effect.

         4.1.16 Employee Benefit Plans

         (a) SCHEDULE 4.1.16(A) identifies each employee pension, retirement, profit sharing, bonus, incentive, deferred compensation, hospitalization, medical, dental, vacation, insurance, sick pay, disability, severance or other plan, fund, program, policy, contract or arrangement covering current or former Employees that are employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3 of ERISA and the regulations issued by the Department of Labor) maintained or contributed to by Seller or any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that is a member of a controlled group of corporations or a trade or business under common control with any Seller (within the meaning of Sections 414(b), (c), (m) or (o) of the Code, or Section 4001(a)(14) of ERISA) (the "PLANS"). None of the Plans constitutes a "Multiemployer Plan" (as defined in
Section 4001(a)(3) of

ERISA). Neither Seller nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any employee or terminated employee of Seller or any ERISA Affiliate.

         (b) With respect to each of the Plans, Seller has heretofore delivered to Buyer true and complete copies of each of the following documents:

                  (i)   the Plan (including all amendments thereto);

                  (ii) the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two years;

                  (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Plan, and all material written employee communications relating to such Plan;

                  (iv) if the Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

                   (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401(a) of the Code.

         (c) Each of the Plans has been operated and administered by Seller or an ERISA Affiliate in all Material respects in accordance with applicable laws, including without limitation ERISA and the Code. There are no Material pending or, to the knowledge of Seller, threatened claims by or on behalf of any of the Plans, by any current or former Employee or beneficiary covered under any such Plan which allege a violation of ERISA or a breach of any fiduciary duties which would result in a Material liability on the part of Seller, any ERISA Affiliate or any Plan.

         (d) With respect to each of the Plans which is intended to be "qualified" within the meaning of section 401(a) of the Code, a favorable determination letter has been received with respect to all items required to be included therein.

         (e) Except as set forth in SCHEDULE 4.1.16(E), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former Employees beyond retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement, termination or disability retirement benefits under any "employee pension benefit plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the Financial Statements, (iv) benefits payable under any welfare plan to employees who become disabled while employed, (v) benefits the full cost of which is borne by the current or former Employee (or his beneficiary), or (vi) any severance plans maintained by Seller.

         (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee or officer of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting under any Plan, or increase the amount of compensation due any such employee or officer, (other than an acceleration of the time of payment or vesting which may occur by operation of law if any or all of the Plans are terminated) or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         4.1.17   Labor and Employment Matters.

         (a) Seller has delivered to Buyer complete and accurate copies of each employment, labor, consulting and similar agreement to which Seller is a party in connection with, all of which are listed on SCHEDULE 4.1.17(A). Except as disclosed on SCHEDULE 4.1.17(A) and 4.1.16, Seller is not, in connection with the Business, a party to, nor is bound by, any written agreement, any employment manual, employment handbook, employment practice or policy constituting a contractual obligation, or any consent decree, court order, statutory or other obligation: (i) for the employment of any individual, or the provision of services by any individual, who is not terminable by Seller without penalty upon thirty (30) days notice or less; (ii) with any labor union; or (iii) relating to the payment of any severance or termination payment, bonus or death benefit to any employee or former Employee or his or her estate or designated beneficiary.

         (b) Except as described on SCHEDULE 4.1.17(A), Seller is not a party to any collective bargaining agreement covering Employees, nor has Seller recognized or received a demand for recognition of any collective bargaining representative with respect thereto; there neither are nor have been during the past three years any labor strikes, labor disputes or work stoppages or slowdowns and, to the knowledge of Seller, there are no such actions threatened against Seller.

         (c) Except as disclosed on SCHEDULE 4.1.17(C), there are no loans or other obligations payable or owing to any current or former Employees or officers of the Business, except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the ordinary course of business, nor are any loans or debts payable or owing by any such persons or their Affiliates to Seller, and Seller has not guaranteed any of their respective loans or obligations.

         (d) SCHEDULE 4.1.17(D) lists the names and current salary or hourly rates of all Employees, and specifies which Employees are union Employees. Except as set forth in SCHEDULE 4.1.17(D), (i) the operation of the Business has complied in all Material respects with all applicable laws and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, WARN Act, the payment of social security or similar taxes, and discrimination laws; (ii) there are no unfair labor practice claims or pending charges relating to the Business; (iii) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to current or former Employees or employment practices of the Business; (iv) Seller is in compliance with all applicable agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment of Employees; and (v) Seller has not closed any plant or facility operating in connection with the Business, effectuated any layoffs of employees or implemented any early retirement, separation or window program which affected Employees within the past three years, nor has Seller planned or announced any such action or program in the future.

         (e) There is no controversy pending or, to the knowledge of Seller, threatened between Seller and any of the present or former supervisory personnel of the Business or any group of Employees.

         4.1.18   Environmental Matters.

         (a) Except as set forth in SCHEDULE 4.1.18, Seller in connection with the Business, (i) is in compliance with all Environmental Laws, (ii) has not received any communication (written or oral) that alleges that it is not in such compliance, or has caused exposure of any person or the environment to any

Hazardous Substance, (iii) has all Material permits and other approvals required by applicable Environmental Laws for the conduct of the Business, and (iv) knows of no facts or circumstances that may prevent, or Materially increase the Business' cost of, compliance with Environmental Laws in the future.

         (b) SCHEDULE 4.1.18 identifies all relevant Material environmental reports, audits or assessments, or occupational health studies in Seller's possession or known to Seller that relate to the Real Property and the Purchased Assets (collectively the "SELLER FACILITIES") undertaken by governmental agencies or other parties, or by the Company, or by any of its lenders, agents, independent contractors or representatives.

         (c) Except as set forth in SCHEDULE 4.1.18, there does not exist, is not occurring, and Seller has not caused to occur any presence, generation, storage, treatment, transport, release or disposal of any Hazardous Substance on, in, under, about, to or from any Seller Facility in violation of any Environmental Law.

         (d) The Seller has heretofore delivered to Buyer true and complete copies of each of the following documents:

                  (i) each environmental report, audit, and assessment, and each occupational health study, identified in SCHEDULE 4.1.18; and

                  (ii) each Environmental Permit (as defined below).

         (e) Except as set forth in SCHEDULE 4.1.18, Seller neither owns nor operates (nor did it formerly own or operate) any site which, nor to the knowledge of Seller has it sent any Hazardous Substance generated by the Business or by or on the Purchased Assets to a site which, pursuant to CERCLA or any other Environmental Law, (i) has been placed on the "National Priorities List" or any other list of sites suspected to be contaminated by any Hazardous Substance, (ii) is or has been subject to a claim, administrative order or other request to take investigative, removal or remedial action under CERCLA or any other Environmental Law, or (iii) is otherwise the subject or source of any federal, state or private investigation, remediation or cost recovery or contribution effort or claim relating to Environmental Law.

         (f) SCHEDULE 4.1.18 sets forth, with respect to each Seller Facility, all Material environmental licenses, permits, approvals, authorizations, exemptions, classifications, certificates and registrations (collectively the "ENVIRONMENTAL PERMITS") and orders made or held by Seller together with a description of any compliance schedules relating thereto.

         (g) SCHEDULE 4.1.18 identifies (i) all on-site locations where Seller has stored, disposed or arranged for the disposal of Hazardous Substances or wastes generated by the Business or by or on the Purchased Assets, (ii) off-site locations for which Seller has received notice of the potential disposal of Hazardous Substances in connection with the Business, (iii) all underground storage tanks, and the capacity and contents of such tanks, located or formerly located on any Purchased Asset, (iv) all asbestos contained in or forming part of any building, building component, structure or office space within any Purchased Asset, and (iv) all polychlorinated biphenyls (PCB's) used or present at any Purchased Asset.

         4.1.19 Leased Real Property. SCHEDULE 4.1.19 identifies each lease agreement with respect to the Leased Real Property, and all amendments thereto, complete and accurate copies of which have been provided by Seller to Buyer prior to the date hereof. The Leased Real Property comprises all real property leased by Seller and used in connection with the Business. Each lease agreement set forth on SCHEDULE 4.1.19 is legal, valid, binding, enforceable, and in full force and effect, and may be assigned to Buyer without consent by the landlord (or if consent is required, Seller shall obtain such consents in writing prior to the Closing Date). Neither Seller nor any other party thereto is in default, violation or breach in any respect under any such lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any such lease. Each such lease grants the tenant under the lease the exclusive right to use and occupy the demised premises thereunder. Seller has good and valid title to the leasehold estate under each such lease to which it is a party free and clear of all liens, claims and encumbrances other than Permitted Liens. Seller enjoys peaceful and undisturbed possession under each such lease of the Leased Real Property.

         4.1.20   Title to Real Property.

         (a) The Owned Real Property comprises all real property owned by Seller and used in connection with the Business. Except as set forth in SCHEDULE 4.1.20, Seller has good and marketable fee simple title to all of the Real Property shown on SCHEDULE 1.1(B) as being owned by it, free and clear of all liens, mortgages, pledges, restrictions, encumbrances and other exceptions whatsoever other than real estate taxes not yet due and payable; and easements for services to the properties that in the aggregate do not materially and adversely affect or interfere with the use of such properties in the Business. The Real Property has direct vehicular access to a public street.

         (b) On or before the Closing Date (the "INSPECTION DATE"), Buyer may deliver to Seller a statement of any objections to Seller's title, excluding the encumbrances permitted under subsection (a) above, and may notify Seller in writing of the nature of such objections. If objections to title are made as provided above, Seller shall use reasonable efforts to cure the objections prior to Closing after receipt of Buyer's statement. If Seller fails to cure the objections prior to Closing, Buyer may, by delivery of written notice to Seller, either (i) terminate this Agreement; (ii) elect to consummate the purchase of the Business in the same manner as if there had been no title objections; or
(iii) cure the title objections at Seller's reasonable expense, not to exceed $100,000, and treat that expense as a credit against the Base Purchase Price. On or before the Inspection Date, Buyer may cause to be prepared, at its expense, a survey of all or some of the Real Property. Buyer's failure to undertake any such investigation or make any objection shall not waive, invalidate or otherwise affect any representation, warranty, covenant or other provision herein or in any deed or other document of Seller. Notwithstanding the foregoing, Buyer shall not be required to object to any encumbrance that may be removed solely by the payment of money, such as mortgages or liens, and such encumbrances shall be satisfied or canceled of record by Seller at Closing. Seller shall allow no encumbrances to be placed or granted with respect to the Real Property from the date hereof through the Closing Date without the prior written consent of Buyer.

         4.1.21 Condition of Real Property. Except as set forth in SCHEDULE 4.1.21:

         (a) Seller has not received notice of administrative agency action, litigation, condemnation proceeding, or proceeding of any kind pending against Seller that relates to or affects any portion of the Real Property, including any requests for public dedication, nor does Seller know of any basis for any such action;

         (b) All buildings and improvements located on the Real Property fully conform with all applicable zoning regulations, building codes and restrictions and similar legal requirements, and are located entirely within the boundary lines of the Real Property. None of the buildings or improvements located on the Real Property are located in a flood hazard area, or are prior, nonconforming structures under either the applicable zoning regulations or the applicable building codes.

         (c) Real Property may be used for the operation of the Business as currently operated, and may be conveyed to Buyer, without violating any federal, state, local, or any other governmental building, zoning, health, safety, platting, subdivision or other statute, ordinance or regulation, or any applicable private restriction; such use is not a pre-existing, nonconforming use; and no notice of the violation of any of the same has been received by Seller; and

         (d) Each parcel of Real Property is currently served by the following public utility services sufficient for the safe and efficient operation of such Real Property: electricity, gas, water, sanitary sewer and telephone. Seller will cooperate with Buyer to assure that those utility services will continue after the Closing without action by or expense to Buyer, other than the payment of normal security deposits and the bills for the period from and after the Closing Date.

         4.1.22 Customers. SCHEDULE 4.1.22 attached hereto lists each customer of the Business since December 31, 1997. Except as set forth on
SCHEDULE 4.1.22, Seller has not received any notice, nor has any reason to believe, that any such Customer's relationship with Seller or the Business is being terminated or is being considered for termination, nonrenewal, or Material reduction. To the knowledge of Seller, no such customer or Material supplier of the Business has indicated that, as a result of the consummation of this Agreement, it will terminate or materially reduce its relationship with the Business.

         4.1.23 Assets Sufficient for Conduct of Business. The Purchased Assets constitute all of the assets, properties and rights used by Seller in, and required for the continued operation by Buyer of, the Business as it is presently operated by Seller.

         4.1.24 Accuracy of Statements. Neither the subject representations or warranties in this Agreement (including the Schedules attached thereto) nor any statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact regarding Seller, the Purchased Assets or the Business or omits or will omit to state a material fact necessary to make the statements regarding Seller, the Purchased Assets or the Business contained herein or therein, not misleading.

         4.2 Representations and Warranties of Buyer and Caraustar. Each of Buyer and Caraustar represents and warrants to Seller as follows:

         4.2.1 Corporate Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Caraustar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. Each of Buyer and Caraustar have full corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

         4.2.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by each of Buyer and Caraustar and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by each of Buyer and Caraustar and constitutes the valid, legal and binding obligation of each of Buyer and Caraustar enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, fraudulent conveyance or insolvency laws or other laws affecting creditors' rights generally.

         4.2.3 No Violation; Consents. Neither the execution, delivery and performance by Buyer and Caraustar of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) under, or result in the creation or imposition of any lien on the assets of Buyer or Caraustar pursuant to, the Charter Documents of Buyer or Caraustar, any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer, Caraustar or their properties, or under any provision of law. Except for any required filing under the HSR Act, no Consent is required to be obtained by Buyer or Caraustar in connection with the execution and delivery of this Agreement by Buyer and Caraustar or the consummation of the transactions contemplated herein.

         4.2.4 Litigation. There are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to knowledge of Buyer, threatened against or affecting Buyer or Caraustar, nor is Buyer or Caraustar subject to any order, judgment, decree, stipulation or consent of or with any court, governmental body or agency, which would impair the ability of Buyer or Caraustar to consummate the transactions contemplated by this Agreement.

         4.2.5 Funds. Buyer has funds sufficient to pay the Base Purchase Price and any Adjusted Purchase Price.

         4.2.6 Buyer. Buyer is a wholly-owned, direct subsidiary of Caraustar.


                                    ARTICLE V

                                CERTAIN COVENANTS

         5.1 Access and Information; Confidentiality. From the date hereof until the Closing Date or such later date as may be specified below:

         (a) Seller will (i) give Buyer and its authorized representatives reasonable access during normal business hours to the Seller Facilities and to all books, records, offices and other facilities and properties relating to the Business; (ii) permit Buyer to make such inspections thereof and perform such soil and groundwater tests, surveys, environmental assessments and audits, and other inspections, tests and inquiries as Buyer may desire; (iii) cause its appropriate officials to furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; provided, however, that any such investigation by Buyer shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

         (b) Buyer: (i) will hold, and will use its best efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold, in strict confidence all information (other than such information as may be publicly available) furnished to Buyer in connection with the transactions contemplated by this Agreement (collectively, the "Information"); and (ii) will not, without the prior written consent of Seller, release or disclose any Information to any other person, except (x) to Buyer's officers, directors, employees, lenders, attorneys, accountants, representatives, agents, consultants and advisors who need to know the Information in connection with the consummation of the transactions contemplated by this Agreement, who are informed by Buyer of the confidential nature of the

Information, and who agree to be bound by the terms and conditions of this
SECTION 5.1(B), (y) (i) to the extent any Information is required to be disclosed by law or by governmental authorities having jurisdiction over Buyer or (ii) to governmental authorities as necessary to negotiate with such governmental authorities Seller's Consent Agreement, as defined below, or the transfer or issuance of any Permits or orders required by any governmental authority under Environmental Laws, or (z) to the extent necessary for Buyer to enforce any or all of its rights under this Agreement. In the event Buyer or any Person to whom Buyer transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Buyer will provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy or waive compliance with the provisions of this SECTION 5.1(B), or both. If the transactions contemplated by this Agreement are not consummated, the Information will be returned to Seller immediately upon request therefor or, at Seller's request, destroyed. Buyer and Seller agree that, as promptly as practicable upon execution of this Agreement, the parties will announce the existence of this Agreement. Buyer and Seller will agree on the timing, form and content of any such announcements prior to release.

         5.2 Conduct of Business. Except as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Seller will: (a) not enter into any Contract relating to the Business unless such Contract is entered into in the ordinary course of business and either involves an aggregate financial obligation on the part of Seller of $150,000 or less or is terminable upon not more than thirty (30) days' prior notice; (b) not amend, modify or waive any Material provision of any Assumed Contract or Material Contract; (c) not mortgage, pledge, sell or transfer any of the Purchased Assets, other than the sale of inventories in the ordinary course consistent with past practice;
(d) conduct the Business only in the ordinary course (including with respect to the payment of payables and the collection of receivables) and in substantially the same manner as heretofore conducted; (e) maintain and keep the Purchased Assets in good repair, working order and condition, except for ordinary wear and tear; (f) keep in full force and effect Seller's insurance comparable in amount and scope of coverage to that now maintained; (g) perform its obligations under all Contracts; (h) use its best efforts to retain the present Employees and maintain Seller's relationships with suppliers, customers and others having business dealings with the Business; (i) maintain books of account and records of the Business in the usual and regular manner and not make any changes in any accounting practices of the Business; (j) except to the extent it has disclosed noncompliance to Buyer in SCHEDULE 4.1.18(A), comply with all laws and regulations applicable to the Business; (k) use its best efforts to maintain and protect the Intellectual Property and Proprietary Rights; (l) not make any change in any Benefit Plan or compensation to any Employees or adopt any new Benefit Plan without the prior written consent of Buyer; (m) not amend any of Seller's Charter Documents; (n) not take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect or would result in any of the conditions set forth in this Agreement not being satisfied; and (o) not agree, whether in writing or otherwise, to do any of the foregoing. Without limiting the foregoing, Seller will consult with Buyer regarding all significant developments, transactions and proposals relating to the Business or the Purchased Assets.

         5.3 Use of Business Name. From and after the Closing, Seller shall not use any existing trade names of the Business, except in reference to the Business as sold, or any acronym or abbreviation or any variations, translations or combinations thereof or similar names in referring to any business without the prior written consent of Buyer.

         5.4 Filings. Buyer and Seller will make or cause to be made all such filings and submissions under applicable laws and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. Buyer and Seller will cooperate and coordinate with one another in connection with any such filings or submissions.

         5.5 Employees.

         (a) Immediately prior to the Closing Date, Buyer shall offer employment effective the Closing Date to all Persons who are Union Employees. Each offer of employment to a Union Employee shall be under the terms of the Collective Bargaining Agreement, and otherwise at the same compensation rate, position and place of employment held by such Union Employee immediately prior to the Closing Date; provided, however, that any Inactive Employee who is absent from active service on the Closing Date by reason of such Inactive Employee's entitlement to short-term disability, long-term disability or workers' compensation benefits shall be offered employment by the Buyer effective upon such Inactive Employee's availability to return to active service unless otherwise dictated by the Collective Bargaining Agreement. Buyer shall offer employment on an "at-will basis" immediately prior to and effective as of the Closing Date to all Persons who are Employees (other than Union Employees) immediately prior to the Closing Date; provided, however, that any Inactive Employee who is absent from active service on the Closing Date by reason of such Inactive Employee's entitlement to short-term disability, long-term disability or workers' compensation benefits shall be offered employment by Buyer effective upon such Inactive Employee's availability to return to active service. Each offer of employment to an Employee other than a Union Employee shall be at the same base salary or commission rate, position and place of employment held by such Employee immediately prior to the Closing Date and upon such other terms and conditions of employment as provided to similarly situated employees of Buyer; provided, that each offer of employment to an Employee (other than Union Employees) shall provide for a severance package meeting the terms set forth on SCHEDULE 5.5(A), which package shall remain in effect for at least twelve (12) months following the Closing. All Employees who accept offers of employment with Buyer as of the Closing Date, shall hereafter be referred to as "TRANSFERRED EMPLOYEES." If for any reason any of the Employees do not accept Buyer's offer of employment, Seller hereby agrees, jointly and severally, to indemnify Buyer in accordance with ARTICLE VII from and against any claim for termination or severance payment, wrongful dismissal or other such actions and all other costs or liabilities associated with such Employees, including without limitation, any obligation or liability with respect to any wages, bonuses, commissions, sick pay and vacation liabilities and any other amounts or benefits payable or accrued to such Employees with respect to any period (whether or not payable by the Closing Date) and any liability for failure to give any required notices under the WARN Act.

         (b) Buyer shall grant all Transferred Employees credit for purposes of eligibility and vesting (but not benefit accrual) under the Buyer's employee benefit plans (including vacation and severance) for their service with Seller prior to the Closing Date, to the same extent such service had been taken into account under the Plans. Seller shall either pay to Transferred Employees, or accrue therefor on the Closing Balance Sheet for Buyer's assumption and payment, any earned vacation that has not been taken by said employees prior to the Closing Date. Seller's vacation policy provides that employees earn vacation in the calendar year preceding the year in which it is taken. Employees who were employed, for example, for all of 1998 will receive vacation benefits in 1999, commensurate with their years of service, in accordance with Seller's vacation policy. However, no financial accrual is made in 1999 for payment of vacation to be taken by employees in the year 2000. Thus, the Financial Statements or Closing Balance Sheet will reflect accruals only for the portion of 1999 vacation earned in 1998 that has not been taken by Transferred Employees (or otherwise paid by Seller). At Buyer's option, Seller will pay at closing to Transferred Employees any and all such 1999 (earned in 1998) vacation. Buyer shall be solely responsible for payment of vacation earned in 1999, payable in 2000, for Transferred Employees, as well as any and all 1999 vacation (earned in 1998) to the extent accrued for, as stated above, by Seller.

         (c) Buyer shall provide a medical plan as of the Closing Date so as to ensure uninterrupted coverage of Transferred Employees. Such medical plan shall grant credit for deductibles and co-pays paid and any other payments paid by such Transferred Employees during the applicable plan year (including for purposes of computing any out-of-pocket maximum), up to the Closing Date, and shall not exclude, to the extent not excluded under Seller's plans, pre-existing conditions of such Transferred Employee or his or her covered dependents.

         (d) No assets or liabilities with respect to Transferred Employees shall be transferred as a result of this agreement to any pension plan or similar arrangement maintained or established by Buyer (or any other employer) for the benefit of Transferred Employees. Benefits payable to the Transferred Employees under Seller's pension plans through the Closing Date shall be payable pursuant to the terms of, and at the time and in the amounts provided under, such pension plans, based on the compensation received from Seller through the Closing Date (including periods of employment with any other employer which are taken into account under Seller's pension plans).

         (e) The parties acknowledge and agree that it is the intention of the parties that all existing contracts of noncompetition between Seller and its employees who accept employment by Buyer shall be transferred to or assumed by Buyer as a result of the transactions described herein and that such contracts shall constitute Assumed Contracts hereunder.

         (f) Unless prohibited by law, or unless consent of the Employees is required and withheld pursuant to Seller's policies, Seller shall make available to Buyer all personnel records, including without limitation names, Social Security numbers, dates of hire by Seller, dates of birth, number of hours worked each calendar year, and salary histories, for all of employees of the Business. Seller and Buyer shall also cooperate, both before and after the Closing Date, in exchanging information, including pertinent employment records, benefit information, salary and compensation records, financial statements and other data, and in taking other action respecting the interests of employees of the Business who become employees of Buyer at or shortly following the Closing Date, and their respective beneficiaries and dependents, in each of the employee benefit plans of Seller and any plans established by Buyer, so as to secure an orderly and effective transition of the benefit arrangements for such employees of Seller and their respective beneficiaries and dependents.

         (g) Buyer shall assume the Collective Bargaining Agreement of Seller in all respects, including any amendments thereto to the extent that they arise out of bargaining the effects of the assignment to Buyer in conjunction with the sale of the Business.

         5.6 Exclusivity. Without limiting the effect of any other warranty or representation contained in this Agreement, at no time from the date hereof through the Closing Date will Seller, directly or through any agents or representatives, (a) transfer, pledge, hypothecate or otherwise encumber any of the Purchased Assets or grant to any Person any right to purchase any of the Purchased Assets other than the rights granted to Buyer hereunder, (b) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any interest in the Business or the Purchased Assets, or any portion, other than the sale of inventories in the ordinary course of business consistent with past practices (including any acquisition structured as a merger, consolidation or share exchange) or (c) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller shall notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

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

         5.7   [INTENTIONALLY OMITTED].

         5.8   Environmental Approvals and Compliance.

         5.8.1 Property Transfers. Seller shall obtain such approvals and submit such certifications, as required by applicable state or local Environmental Laws (including without limitation the Connecticut Transfer Act, CGS Sections 22a-134, et seq.) of a transferor of an interest in real property, or shall have demonstrated to the satisfaction of Buyer that no such approval is required. Seller shall give Buyer reasonable notice in advance of all meetings scheduled between Seller and any agency or authority pertaining to the transfer of real property, and Buyer and Buyer's representatives shall have the right, without the obligation, to attend and participate in all such meetings. Such approvals must not result in any substantial interference with operations (whether existing or planned) of Buyer or the Purchased Assets. Seller shall promptly provide to Buyer copies of all documents and correspondence to and from such governmental authorities relating to such matters.

         5.8.2 Environmental Consent Agreement. Prior to Closing, Buyer, with full assistance and cooperation of Seller, shall make every effort to (1) at Buyer's option, negotiate and obtain a consent agreement or administrative order ("CONSENT AGREEMENT") covering the Compliance Improvements with the State of Connecticut, or if permissible, negotiate and obtain consent to assignment to Buyer of Seller's existing administrative order dated July 3, 1997 ("SELLER'S CONSENT AGREEMENT") covering the Compliance Improvements with the State of Connecticut, and (2) obtain all Permits and other authorizations necessary for Buyer's operation of the Business that cannot be transferred by Seller to Buyer. If Buyer is unable to obtain a Consent Agreement, or assignment of Seller's Consent Agreement, covering the Compliance Improvements on terms that are reasonably satisfactory to Buyer, or is unable to obtain any Material Permit or other authorization needed in connection with the Business, Buyer may terminate this Agreement by notice to Seller prior to Closing. Buyer shall perform all work and pay (except for and subject to Seller's payment and indemnification obligations as set forth in Article VII below) all fees, costs and expenses incurred in obtaining and satisfaction of such Consent Agreement or Seller's Consent Agreement (if assigned to Buyer as provided above), excluding any obligation of Seller under SECTION 5.8.1 above.

         5.8.3 Compliance Improvements. Prior to Closing, there will have been certain conditions in, on, under and about the Real Property, created by the Seller or its predecessors, for which the Seller has undertaken some action pursuant to the Seller's Consent Agreement. Buyer may, either pursuant to the Consent Agreement or the Seller's Consent Agreement (if assigned to Buyer as provided above) be required to undertake certain activities in connection therewith. For the purposes of this Agreement, "COMPLIANCE IMPROVEMENTS" are the following: (1) work needed to complete the sewer main pipeline by which wastewater from the treatment facility on the Real Property will be discharged to the Norwich Publicly Owned Treatment Works ("POTW") prior to December 30, 2000, (2) issuance of a permit from the POTW allowing such discharge prior to December 30, 2000, (3) any other work needed to comply with such POTW permit or otherwise provide for discharge of wastewater from the treatment facility at the Real Property to the POTW prior to December 30, 2000, (4) work needed to secure and comply with a Title V permit under the Clean Air Act covering air emission sources at the Real Property, (5) any payments, work or other action needed as a result of inability to use emission reduction credits as a means of satisfying limitations on NOx emissions from sources at the Real Property, or as a result of such credits being unavailable or more costly than during the period prior to the date of this Agreement, (6) any work needed to satisfy currently applicable requirements regarding opacity, noise, and odor with respect to air emission sources at the Real Property, (7) any work needed to assess, monitor, improve, permit and/or close the landfill located on the Real Property, (8) any work needed to comply with currently applicable requirements relating to protection of storm water, groundwater and surface waters with respect to the Real Property, (9) any work needed with respect to waste deposited in the gravel pit at the Real Property, including without limitation any work needed with respect to the water supply wells that may have been impacted as a result thereof, and
(10) any other work required under the Consent Agreement (or Seller's Consent Agreement if transferred to Buyer as provided above). Subject to force majeure, Buyer shall use its commercially reasonable efforts to undertake, at Buyer's expense (except for and subject to Seller's payment and indemnification obligations as set forth in Article VII below) after Closing, the Compliance Improvements, to the extent required by the Consent Agreement (or Seller's Consent Agreement if assigned to Buyer as provided above), excluding any obligation of Seller under SECTION 5.8.1 above.

         5.9      Information Regarding the Real Property.

         (a) Within five (5) days after the date of execution of this Agreement, Seller shall deliver to Buyer copies of:

                  (i) All surveys, plans, specifications, as built drawings, plans and specifications for mechanical, electrical, plumbing or security systems, operating manuals, warranties and guarantees, in Seller's possession or available to Seller covering the Real Property;

                  (ii) All environmental and assessment reports, in Seller's possession or available to Seller, regarding the Real Property; and

                  (iii) All title insurance policies, source deeds and title opinions relating to the Real Property.

         5.10 Other Actions. Seller on the one hand, and Buyer, on the other, hereby agree that each, at its own expense, shall use its best efforts and shall cooperate fully with the other in preparing, filing, prosecuting, and taking any other actions with respect to any applications, requests, or actions that are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transactions contemplated by this Agreement.

         5.11 Consummation of Agreement. Seller and Buyer will each use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the parties, that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties will use their respective best, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

         5.12 Excluded Liabilities and Failure to Obtain Consents. Seller covenants and agrees to perform, discharge and satisfy all Excluded Liabilities, and to obtain all Consents required to be obtained hereunder, and forever indemnify, defend and hold harmless Buyer and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of (a) any Excluded Liability (including without limitation any Excluded Liability that becomes, or is alleged to have become, a liability of Buyer under any applicable bulk sales law, under any doctrine of de facto merger or successor liability, or otherwise by operation of law or (b) any Failure to Obtain Consents.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Obligation of Buyer. The obligations of Buyer under this Agreement to purchase the Purchased Assets and to consummate the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Buyer in its sole discretion:

         6.1.1 Representations; Performance. The representations and warranties of Seller contained herein shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The President or a Vice President of Seller shall have executed and delivered to Buyer a certificate, dated the Closing Date, to the effect set forth above in this SECTION 6.1.1.

         6.1.2 Paper Supply Agreement. Buyer and Seller shall have entered into a Paper Supply Agreement substantially in the form of EXHIBIT A hereto (the "PAPER SUPPLY AGREEMENT").

         6.1.3 Sewer Easements. Seller shall own and hold valid, recorded, insurable, enforceable and perpetual easements, permits and/or rights-of-way (the "SEWER EASEMENTS") allowing the construction, maintenance and use of the sewer line to the POTW referenced in SECTION 5.8.3, without the requirement of any Material payment to any party, and without terms, restrictions or provisions that would substantially interfere with the construction, maintenance and use of such sewer line. Seller shall have delivered true copies of any Sewer Easements to Buyer at least five (5) days prior to Closing.

         6.1.4 Opinion of Counsel. Buyer shall have received a favorable opinion, addressed to Buyer and dated the Closing Date, of Mr. John Fonzo, senior counsel to Seller, in substantially the form attached hereto as EXHIBIT B.

         6.1.5 Consents. All Material Consents required to be obtained by Seller to consummate the transactions contemplated herein shall have been obtained, other than any Material Consents where the failure to obtain such Material Consents has been temporarily waived by Buyer pursuant to SECTION 2.4.

         6.1.6 No Proceeding or Litigation. No claim, action, suit, arbitration, investigation or other formal proceeding shall be pending or threatened on or before the Closing which (a) seeks to (i) enjoin, restrain or prohibit the transactions contemplated herein, (ii) impose limitations on the ability of Buyer to conduct the Business or exercise full rights of ownership of the Purchased Assets or (iii) require the divestiture by Buyer or its Affiliates of any of the Purchased Assets or any other assets of Buyer or its Affiliates by reason of this Agreement, or (b) is reasonably likely to have a Material Adverse Effect.

         6.1.7 No Material Adverse Change. There shall have occurred no Material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Business.

         6.1.8 Purchased Assets and Documents Delivered. Buyer shall have received at the Closing the Purchased Assets (including exclusive possession of the Real Property) and the following documents required to be delivered to Buyer by Seller as provided herein:

         (a) corporate and tax certificates of good standing for Seller issued by the Secretary of State and Department of Revenue (or similar applicable offices) in Seller's jurisdiction of incorporation and each jurisdiction where the Business requires Seller to be qualified to do business as a foreign corporation;

         (b) a certificate of the secretary of Seller, certifying and attaching copies of Seller's Charter Documents (including a copy of the articles of incorporation or comparable document of Seller certified by the Secretary of State of the jurisdiction of incorporation of Seller), the resolutions of the (directors and shareholders, if necessary) of Seller approving the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of the officers of Seller executing this Agreement and all other agreements and instruments to be executed and delivered by Seller in connection herewith; and

         (c) (i) general warranty deeds conveying good and marketable fee simple title to the Owned Real Property to Buyer, together with any Sewer Easements and all other easements, privileges and appurtenances thereto belonging, free and clear of all liens, charges, encumbrances and other exceptions other than Permitted Liens; (ii) a warranty bill of sale conveying the Purchased Assets other than the Owned Real Property, free and clear of all liens, charges, encumbrances and other exceptions other than Permitted Liens;
(iii) assignment and assumption(s) with respect to the Leased Real Property and the Assumed Contracts with appropriate indemnities for liabilities accrued through the Closing Date; (iv) an affidavit indicating that, as of the Closing Date, there are no outstanding unsatisfied judgments, tax liens or bankruptcies against or involving Seller, and that there are no other unrecorded interests in the Owned Real Property of any kind; (v) an affidavit stating that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code, and all other documents and affidavits needed to make necessary tax filings; (vi) an affidavit to Buyer's title insurance company sufficient for Buyer to obtain title insurance without exception for mechanics' or materialmen's liens; (vii) all other documents affecting title to and possession of the Purchased Assets and necessary to transfer and assign the same to Buyer free and clear of all liens, charges and encumbrances except Permitted Liens, or to allow Buyer to obtain title insurance; and (viii) such other assignments of title, documents, certificates of title, and items reasonably requested by Buyer to consummate the transactions contemplated hereby and effect the transfer of the Purchased Assets as provided herein.

         6.1.9 HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transactions contemplated hereby shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.

         6.2 Conditions to Obligation of Seller. The obligations of Seller under this Agreement to sell the Purchased Assets and to consummate the other transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, each of which may be waived in whole or in part by Seller in its sole discretion:

         6.2.1 Representations; Performance. The representations and warranties of Buyer and Caraustar contained herein shall be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as modified by transactions permitted by this Agreement. Buyer shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The President or a Vice President of Buyer and Caraustar shall have delivered to Seller a certificate, dated the Closing Date, to the effect set forth above in this SECTION 6.2.1.

         6.2.2 Opinion of Counsel. Seller shall have received a favorable opinion, addressed to Seller and dated the Closing Date, of Robinson, Bradshaw & Hinson, P.A., counsel to Buyer, in substantially the form attached hereto as EXHIBIT C.

         6.2.3 No Proceeding or Litigation. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect and no actions by any public or governmental authority seeking any such injunction or order shall be pending as of the Closing Date that restrains or prohibits the purchase and sale of the Purchased Assets or any other action to be taken in connection herewith.

         6.2.4 Purchase Price and Documents Delivered. Seller shall have received at the Closing the Base Purchase Price as specified in SECTION 3.2, and the following documents required to be delivered at the Closing as provided herein:

         (a) corporate certificates of good standing for Buyer and Caraustar issued by the Connecticut Secretary of State and the North Carolina Secretary of State, respectively;

         (b) a certificate of the secretary of Buyer, certifying and attaching copies of its certificate of incorporation (certified by the Secretary of State of Connecticut) and bylaws, the resolutions of the directors of Buyer approving the execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of the officers of Buyer executing this Agreement and all other agreements and instruments to be executed and delivered by Buyer in connection herewith;

         (c) a certificate of the secretary of Caraustar, certifying and attaching copies of its articles of incorporation (certified by the Secretary of State of North Carolina) and bylaws, the resolutions of the directors of Caraustar approving the execution and delivery by Caraustar of this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of the officers of Caraustar executing this Agreement and all other agreements and instruments to be executed and delivered by Caraustar in connection herewith; and

         (d) other documents, certificates and items reasonably requested by Seller to consummate the transactions contemplated hereby.

         6.2.5 HSR Act Filings. All filings required by any Person under the HSR Act with respect to the transfer of the Purchased Assets shall have been made, all applicable waiting periods with respect thereto shall have expired or been terminated and no action shall have been taken or threatened by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the transactions contemplated under this Agreement.

         6.2.6 Approval of Board of Directors. The Board of Directors of Seller shall have duly approved and adopted this Agreement by appropriate resolutions in accordance with applicable law and its articles of incorporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1   Indemnification by Seller.

         7.1.1 General Indemnification. Subject to each of the terms, conditions and limitations set forth in this ARTICLE VII, Seller agrees to indemnify and hold harmless Buyer and each of its shareholders, officers and directors, Affiliates, agents and employees from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of (a) any breach of the representations or warranties of Seller set forth herein (with the exception of SECTION 4.1.18 (Environmental Matters)), (b) any breach or other failure to perform any covenant, agreement or obligation of Seller set forth herein or in any other agreement or instrument executed by Seller in connection herewith, or (c)(i) any violation or alleged violation of any Environmental Law with respect to the Business that first occurs or commences prior to the Closing Date (except to the extent covered in SECTION 7.1.2), (ii) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Substance in connection with the Business, or on, in, to or from the Purchased Assets, Versailles Pond, or Real Property (or any part thereof including without limitation the soil and groundwater thereunder), that first occurs or results from activities occurring prior to the Closing (except to the extent covered in SECTION 7.1.2), (iii) any presence, generation, treatment, storage, disposal, transport, release, threatened release or suspected release of any Hazardous Substance by Seller or through any act or omission of Seller, and/or (iv) any breach of the representations and warranties set forth in SECTION 4.1.18 (Environmental Matters) (the matters in this subsection (c) being hereinafter referenced as "ENVIRONMENTAL MATTERS"), in all cases subject to each of the applicable terms, conditions and limitations set forth in this ARTICLE VII.

         7.1.2 Indemnification by Seller for Compliance Improvements. Notwithstanding the general indemnification by Seller pursuant to SECTION 7.1.1, as to the Compliance Improvements, Seller agrees to indemnify and hold harmless Buyer against Buyer's actual out-of-pocket costs incurred as a result of Buyer's undertaking the Compliance Improvements. Said costs shall not include any routine application or permit fees, employee travel expenses or other similar routine expenses in the nature thereof. Seller's indemnification for Buyer's costs of undertaking Compliance Improvements shall be further subject to each of the applicable terms, conditions and limitations set forth in this ARTICLE VII.

         7.1.3 Limitations and Conditions on Seller's Indemnification Under
SECTION 7.1.2. (a) Seller's indemnification pursuant to SECTION 7.1.2 for any particular work in connection with a Compliance Improvement shall be conditioned upon and subject to the following with respect to the work in question: (i) except in the event of emergency, reasonable and timely notice to Seller from Buyer of the undertaking intended to be performed, including an estimate of the cost thereof, the purpose therefore, the proposed method of undertaking; and the schedule for commencement and completion of the same, and Buyer covenants and agrees to give such notice with respect to work for which it intends to seek indemnity; (ii) the absence of any unreasonable action of the Buyer, other than the continuance of operation of the Purchased Assets in substantially the manner operated prior to Closing, the result of which is a Material exacerbation of conditions known to Buyer existing prior to the Closing, and Buyer covenants and agrees to use its commercially reasonable efforts to avoid any such action;
(iii) Buyer's failure to mitigate costs and liabilities in failing to reasonably timely undertake Compliance Improvements that Buyer knows must be undertaken on a timely basis, subject to force majeure and delays allowed by applicable Environmental Laws, orders, Permits or consent agreements, and Buyer covenants and agrees to use its commercially reasonable efforts to mitigate costs and liabilities as set forth above, (iv) except in the event of emergency, Seller's approval, upon receipt of written notice from Buyer, as set forth in
(i) above, which shall be either be provided within ten (10) days of receipt of such notice (failure of Seller to respond in writing within such ten (10) days period to constitute deemed approval by Seller); or after a determination as set forth in subsection (v) following, (v) if Buyer and Seller cannot agree on the cost, the method, the necessity and timing of any proposed Buyer undertaking, both parties shall designate an independent, qualified environmental consultant for the purpose of attempting to settle any dispute as to any item; and, if the item cannot be settled, said consultants shall mutually agree on a third independent, qualified consultant, whose determination as to the necessity, cost, scope and timing of the proposed undertaking shall be final, provided that under no circumstances may Seller contest any requirement imposed on Buyer in writing by any Governmental Authority, (vi) that said undertakings are not a result of any material change in any applicable federal, state or local statute after Closing, and (vii) standard and usual operators' costs or fees assessed against a process or a permit issued pursuant thereto are excluded. The failure of Buyer to comply with any such condition or requirement shall not relieve Seller of any indemnification obligation hereunder except to the extent Seller demonstrates actual, material prejudice or loss.

         (b) Buyer covenants and agrees, upon Seller's request, promptly to supply to Seller copies of all material written information (excluding draft reports and documents subject to attorney-client privilege or work-product immunity) in its possession relating to Compliance Improvement work by Buyer that is to be paid for by Seller. Notwithstanding anything to the contrary herein, Buyer shall not have the right to recover costs of Compliance Improvements pursuant to a plan of work as to which Seller has objected unless the work is reasonably necessary to (i) address requirements imposed by a Governmental Authority, the Consent Agreement or the Seller's Consent Agreement,
(ii) continue operation of the Purchased Assets for the purposes operated as of the date hereof, (iii) mitigate or prevent a substantial risk to human health, safety or the environment, or (iv) address or prevent a claim or substantial potential liability to Buyer or another party indemnified under SECTION 7.1.1. Imposition of institutional or engineering controls acceptable to all Governmental Authorities with jurisdiction shall be deemed an acceptable means of addressing Compliance Improvements for the purposes of this Agreement, provided that they do not result in any substantial loss, cost, expense, loss of production or profits, loss of value, interference with operations (whether existing or planned), or risk of claims or liability of, to or against Buyer or the Purchased Assets (or any of them).

         7.2 Indemnification by Buyer. Subject to each of the terms, conditions and limitations set forth in this ARTICLE VII, Buyer agrees to indemnify, defend and hold harmless Seller and its respective officers, directors, employees, Affiliates and agents from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims (whether valid or not), demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against any of them, with respect to or arising out of (a) any breach of the representations or warranties of Buyer set forth herein, (b) any breach of other failure to perform any covenant, agreement or obligation of Buyer set forth herein or in any other agreement or instrument executed by Buyer in connection herewith, (c) any Assumed Liability or (d) any and all conditions arising solely and directly out of Buyer's operation of the Business after Closing, whether or not caused by Buyer, but excluding any Environmental Matter except to the extent that Buyer, with full knowledge of such Environmental Matter, materially exacerbates such Environmental Matter through operation of the Purchased Assets in a manner that differs materially from the manner of operation of the Purchased Assets immediately prior to Closing, in all cases subject to each of the applicable terms, conditions and limitations set forth in this ARTICLE VII.

         7.3   Limitations; Survival.

         7.3.1 Limitations. Notwithstanding anything contained herein to the contrary, no Person shall be entitled to indemnification under the provisions of this ARTICLE VII: (a) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification, or an act, omission or condition which may constitute the basis for such a claim, in reasonable detail, on or prior to the close of business on the Limitation Date,
(b) unless and until the amount of any individual item or matter for which indemnification is claimed exceeds $10,000 in value, (c) (i) unless and until the aggregate amount of all indemnifiable amounts under SECTION 7.1 or SECTION 7.2, as applicable (excluding indemnifiable amounts under SECTION 7.1.1(C) AND
7.1.2 related to Environmental Matters and Compliance Improvements), shall have exceeded $250,000, in which event the indemnified person shall be entitled to indemnification with respect to amounts only in excess of such $250,000 limitation, and (ii) unless and until the aggregate amount of all indemnifiable amounts under SECTION 7.1.1(C) AND 7.1.2 related to Environmental Matters and Compliance Improvements shall have exceeded, in the aggregate, $637,486, in which event the indemnified person shall be entitled to indemnification with respect to amounts only in excess of such $637,486 limitation; and (d) to the extent that the aggregate amount of all indemnification liability under SECTION
7.1 or SECTION 7.2, as applicable, exceeds $10,830,000; provided, however, that the limitations contained in clauses (a), (c) and (d) shall not apply to any breach of the covenants of any party hereto contained in this Agreement or Buyer's indemnification obligations under SECTION 7.2(D). Notwithstanding the foregoing, to the extent that any indemnifying party incurs indemnifiable amounts hereunder on any date (the "Incurrence Date") prior to the 750th day following the Closing Date, the payment of any such indemnifiable amounts shall be automatically deferred until, and shall become due and payable in full upon, the 750th day following the Closing Date. Any indemnifiable amounts incurred on an Incurrence Date on or after the 750th day following the Closing Date shall be payable as and when incurred.

         7.3.2 Survival of Representations and Warranties. The representations and warranties of the parties, as set forth in this Agreement, shall survive the Closing (undiminished in any respect by any due diligence investigation of any party to whom such representation and warranties were made) until the first anniversary of the Closing Date (the "LIMITATION DATE"); provided, however, that the representations and warranties of the Seller set forth in SECTION 4.1.18 (Environmental Matters) shall survive the Closing until the second anniversary of the Closing Date and, accordingly, as used with respect to the representations and warranties of Seller set forth in SECTION 4.1.18 hereof, the Limitation Date shall mean the second anniversary of the Closing Date; and provided further, however, that representations and warranties of Seller set forth in SECTIONS 4.1.7 (Tax Matters), and 4.1.11 (Title to Personal Property), shall survive the Closing for a period ending upon the expiration of any statute of limitations applicable to the subject matter of such representation or warranty and, accordingly, as used with respect to the representations and warranties of Seller set forth in SECTIONS 4.1.7 and 4.1.11 hereof, the Limitation Date shall mean the expiration date of the applicable statute of limitations (including extensions thereof). With respect to any indemnifiable matter subject to a Limitation Date, an indemnified party is required to provide notice of a claim, or an act, omission or condition which may constitute the basis for a claim, for indemnification to the indemnifying party prior to the Limitation Date in order to claim indemnification hereunder; but if such notification is provided by the Limitation Date, the indemnified party's obligation to indemnify with respect to such claims, or any claims arising from such acts, omissions or conditions, shall survive indefinitely, even if no actual claim has been made against the indemnified party as of the Limitation Date. In addition, in order to claim indemnification under SECTION 7.1.1(C) OR
7.1.2 for an Environmental Matter or work for a Compliance Improvement not known by Seller to exist or be needed as of the Closing Date, Buyer must give notice of the Environmental Matter or work to Seller on or prior to the second anniversary of the Closing Date. Such notice must describe the Environmental Matter or work in reasonable detail and be based upon actual evidence of the Environmental Matter or need for the work. If such notification is provided by the second anniversary of the Closing Date, Seller's obligation to indemnify with respect to such Environmental Matter or Compliance Improvement, or any claims arising therefrom, shall survive indefinitely, even if no actual claim has been made against the indemnified party or work commenced as of the second anniversary of the Closing Date.

         7.4      Procedure for Indemnification.

         7.4.1    Third Party Claims.

         (a) If any Person shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "indemnified party") shall promptly notify the party from whom indemnification is sought (the "indemnifying party") in writing of the basis for such claim or demand setting forth the nature of the claim or demand in reasonable detail. The failure of the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of any indemnification obligation hereunder except to the extent the indemnifying party demonstrates that the defense of such claim or demand is materially prejudiced by the failure to give such notice.

         (b) If any legal proceeding or action is brought by a third party against an indemnified party and the indemnified party gives notice to the indemnifying party pursuant to SECTION 7.4.1(A), the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes, to assume the defense of such proceeding if (i) the indemnifying party provides written notice to the indemnified party that the indemnifying party intends to undertake such defense and the indemnifying party will indemnify the indemnified party against all claims for indemnification resulting from or relating to such third party claim, (ii) the indemnifying party provides to the indemnified party evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the third party claim and to fulfill its indemnification obligations hereunder, (iii) the indemnifying party conducts the defense of the third party claim actively and diligently with counsel reasonably satisfactory to the indemnified party, and (iv) if the indemnifying party is a party to the proceeding, the indemnifying party has determined in good faith that joint representation would not be inappropriate. The indemnified party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the indemnified party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such indemnified party. The indemnified party shall fully cooperate with the indemnifying party and its counsel in the defense or compromise of such claim or demand, provided that all out-of-pocket expenses incurred by indemnified party shall be paid by indemnifying party (except as aforesaid) with respect to separate counsel. If the indemnifying party assumes the defense of a proceeding, (1) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (2) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. Should one or more but not all of the indemnifying parties agree to defend any such third party claim, the indemnifying party or parties not participating in the defense of the claim shall be bound by the acts and agreements of the other or others.

         (c) If (i) notice is given to indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, (ii) any of the conditions set forth in clauses (i)-(iv) of SECTION 7.4.1(B) above become unsatisfied, or (iii) an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim, provided that the indemnifying party will reimburse the indemnified party promptly and periodically for the costs of defending against the third party claim (including reasonable attorneys' fees and expenses) and the indemnifying party will remain responsible for any indemnifiable amounts arising from or related to such third party claim to the fullest extent provided in this ARTICLE VII. The indemnifying party may elect to participate in such proceedings, negotiations or defense at any time at its own expense.

         7.4.2 Direct Claims. If either party shall claim indemnification hereunder for any claim other than third party claims, the indemnified party shall promptly notify the indemnifying party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. The indemnifying party shall give written notice of any disagreement with such claim within fifteen (15) days following receipt of indemnified party's notice of the claim, specifying in reasonable detail the nature and extent of such disagreement. If the indemnifying party and indemnified party are unable to resolve any disagreement within thirty (30) days following receipt by the indemnified party of the notice referred to in the preceding sentence, the disagreement shall be submitted for resolution to an independent person (the "arbitrator") mutually agreed by the indemnifying party and indemnified party. If the indemnifying party and indemnified party cannot agree on a single arbitrator, then the disagreement shall be submitted to a panel of three arbitrators, one selected by the indemnifying party, one by the indemnified party and one by the two arbitrators so selected and shall be conducted in accordance with the Rules of the American Arbitration Association. The arbitrator(s)' determination shall be made within thirty (30) days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to the indemnifying party and the indemnified party and shall be final, binding and conclusive. Judgment upon the decision rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Article. The Person who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the arbitrator(s); and if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the arbitrator(s) shall determine. Any amount owing by any Person as a result of this SECTION 7.4.2 shall be paid within two (2) Business Days after final determination of such amount.

         7.4.3 Interest. Interest shall accrue on the unpaid amount of all indemnification obligations hereunder at a per annum rate of interest equal to eight and one-tenth percent (8.1%), such interest to be calculated based on the actual number of days elapsed from the Incurrence Date for such indemnification obligation (whether or not such indemnification obligation is then due and owing) until paid in full and based on a 365-day year.

         7.4.4 Remediation. Notwithstanding the foregoing, the following procedures shall apply with respect to any remediation, as defined below, covered by an indemnification obligation of Seller other than Seller's obligation under SECTION 7.1.2.

               (i) Prior to the implementation of any plan to remediate any violation or alleged violation of any Environmental Law or any Hazardous Substances or other Environmental Matter with respect to which Buyer has rights of indemnification hereunder, Buyer covenants and agrees to provide reasonable written notice thereof to Seller setting forth such remediation plan and the estimated costs thereof. Buyer covenants and agrees that it shall conduct remediation work only through reasonably qualified professional environmental contracting firms, and any such plan presented to Seller shall be prepared by such a firm. Seller shall have the right to approve Buyer's remediation plan, which approval shall not be unreasonably withheld and shall be deemed given if within fifteen working days after Seller's receipt of such remediation plan Seller fails to provide Buyer with written notice of its objection to such plan, identifying specific reasonable objections. Buyer covenants and agrees to revise the remediation plan to address any reasonable objections of Seller. Buyer's failure to provide such notice or plan of remediation or Buyer's implementation of a plan of remediation as to which Seller has objected shall not limit in any way Buyer's right to indemnification as set forth herein, but may give rise to a separate action by Seller against Buyer for any actual loss caused by a breach of this SECTION 7.4.4. Notwithstanding the foregoing provisions of this
         SECTION 7.4.4, in the event that Buyer reasonably and in good faith determines that it must act with immediacy to remediate any violation or alleged violation of any Environmental Law or any Hazardous Substances or other Environmental Matter, it shall not be required to provide the notice or a plan of remediation to Seller as set forth in the first sentence of this SECTION 7.4.4, but shall provide a copy of its remediation plan to Seller as promptly as is reasonably possible. In the event Buyer conducts remediation work for which it has rights of indemnification hereunder pursuant to a plan approved by Seller, Seller covenants and agrees to reimburse Buyer for the cost of such work. In the event Buyer conducts remediation work for which it has rights of indemnification hereunder that is not pursuant to a plan approved by Seller, Seller shall reimburse Buyer for the reasonable cost of such work. Buyer covenants and agrees, upon Seller's request, promptly to supply to Seller copies of all material written information (excluding draft reports and documents subject to attorney-client privilege or work-product immunity) in its possession relating to remediation work by Buyer that is to be paid for by Seller.

                  (ii) Notwithstanding the above obligations of Buyer or procedures in connection with Seller's indemnification of Buyer, Seller may elect, upon receipt from Buyer of Buyer's remediation or Compliance Improvement work plan or plans, as to any item of work to be performed pursuant to Compliance Improvements or Environmental Matters, to undertake such work, or portions thereof, represented by Buyer's remediation or Compliance Improvement work plan or plans, at Seller's direct expense. Any direct expense so incurred by Seller shall be deemed an Excluded Liability. Seller shall notify Buyer of its election within ten (10) days of receipt from Buyer of Buyer's remediation or Compliance Improvement work plan or plans, and shall submit Seller's plan for remediation or Compliance Improvement work for Buyer's review before undertaking any work to be performed. Seller shall revise its plan to address any reasonable objections by Buyer. Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, costs and liabilities arising out of Seller's work, and the obligations of Buyer under this Agreement shall not apply with respect to work performed by Seller. Seller shall undertake its work in accordance with applicable legal requirements through qualified personnel or contractors, with the advance knowledge of Buyer, and at times reasonably convenient to Buyer. Seller shall not interfere in Buyer's operation of its business, and shall promptly repair any damage caused by its work. Seller agrees, upon Buyer's request, promptly to supply to Buyer copies of all Material written information (excluding draft reports and documents subject to attorney-client privilege or work-product immunity) relating to its work.

                  (iii) For the purposes of this SECTION 7.4.4, (A) the terms "remediation" or "remediate" shall include investigative, response, removal, remedial, treatment, cleanup, disposal and other corrective actions and (B) the term "Governmental Authority" shall include any nation, province, state or other political subdivision thereof, and any agency, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

             (iv) Notwithstanding anything to the contrary herein, Buyer shall not have the right to recover costs of remediation work pursuant to a plan of remediation as to which Seller has objected unless the work is reasonably necessary to (1) address requirements imposed by a Governmental Authority, (2) continue operation of the Purchased Assets for the purposes operated as of the date hereof, (3) mitigate or prevent a substantial risk to human health, safety or the environment, or (4) address or prevent a claim or substantial potential liability to Buyer or another party indemnified under SECTION 7.1. Imposition of institutional or engineering controls acceptable to all Governmental Authorities with jurisdiction shall be deemed an acceptable means of remediation for the purposes of this Agreement, provided that they do not result in any substantial loss, cost, expense, loss of production or profits, loss of value, interference with operations (whether existing or planned), or risk of claims or liability of, to or against Buyer or the Purchased Assets (or any of them).


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of Buyer and Seller; or

         (b) by Buyer by written notice to Seller if any of the conditions set forth in SECTION 6.1 hereof shall not have been fulfilled on or prior to April 8, 1999 or shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

         (c) by Seller by written notice to Buyer if any of the conditions set forth in SECTION 6.2 hereof shall not have been fulfilled on or prior to April 8, 1999 or shall have become incapable of fulfillment, and shall not have been waived by Seller; provided, that if Seller shall terminate this Agreement pursuant to this SECTION 8.1(C) due to the failure of the condition set forth in
SECTION 6.2.6, Seller shall promptly reimburse Buyer for its reasonable out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement, including, without limitation, any HSR Act filing fees and the fees and expenses of Buyer's outside accountants and legal counsel.

If this Agreement is terminated in accordance with the foregoing provisions, all further obligations of the parties hereunder shall terminate, except that the obligations contained in SECTION 5.1(B) and SECTION 8.6 shall survive.

         8.2 Default by Buyer. In the event that (a) this Agreement is terminated by Seller pursuant to SECTION 8.1(C) by reason of the failure of Buyer to satisfy one or more of the conditions set forth in Section 6.2 and (b) all of the conditions set forth in SECTION 6.1 have been satisfied or are offered to be immediately satisfied by Seller to the full extent such conditions require action by Seller, then Seller shall be entitled to seek any remedy to which they may be entitled at law or in equity in the event of a material violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include, without limitation, an injunction or injunctions to prevent breaches of or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which Seller shall be entitled).

         8.3 Default by Seller. In the event that (a) this Agreement is terminated by Buyer pursuant to SECTION 8.1(B) by reason of the failure of Seller to satisfy one or more of the conditions set forth in SECTION 6.1 and (b) all of the conditions set forth in SECTION 6.2 have been satisfied or are offered to be immediately satisfied by Buyer to the full extent such conditions require action by Buyer, then Buyer shall be entitled to seek any remedy to which it may be entitled at law or in equity in the event of a material violation or breach of any agreement, representation or warranty contained in this Agreement (which remedies shall include, without limitation, an injunction or injunctions to prevent breaches of, or to obtain specific performance of any obligation hereunder, without limiting any monetary damages to which Buyer shall be entitled).

         8.4 Noncompete. For a period of two (2) years from the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, either as principal, agent, employee, manager, member, partner, shareholder, consultant or otherwise:

         (a) Conduct, become associated with, or otherwise interested in any business operation, whether financially or in any other capacity, if such business competes in any way whatsoever with Buyer or any Buyer Affiliate in the manufacture of clay coated, recycled boxboard and uncoated recycled boxboard within the following geographical areas: (i) each state in which customers of the Business or Buyer or any Buyer Affiliate are located as of the Closing Date;
(ii) each state in which customers of the Business or Buyer or any Buyer Affiliate are located at any time after the Closing Date; (iii) each state in which potential customers of the Business or Buyer or any Buyer Affiliate are located as of the Closing Date; (iv) each state in which potential customers of the Business or Buyer or Buyer Affiliate are located after the Closing Date; (v) the United States of America; and (vi) North America; provided, that this paragraph (a) shall not prohibit Seller's future acquisition of, or investment in, a business operation for which the production of clay coated recycled boxboard and/or uncoated recycled boxboard is not a predominant business.

         (b) In any way solicit, appropriate, divert from Buyer or any Buyer Affiliate (or attempt any of the foregoing with respect to) any customer to which the Business has provided goods or services during the three (3)-year period immediately preceding the Closing Date; provided, that this paragraph 8.4(b) shall not apply to sales in connection with the distribution business of Xpedex consistent with Xpedex's past practice and comparative business volume so long as such sales are completely independent, from the activities of any other division of Seller and such sales are not directed at or made to any customer listed on SCHEDULE 3 to the Paperboard Supply Agreement; or

         (c) In any way, induce or attempt to induce any employee of the Business or Buyer or any Buyer Affiliate as of the Closing Date or as of any future date to leave his or her position with the Business or Buyer or any Buyer Affiliate to become associated in any way with a competing business.

         Seller and Buyer agree that the geographical areas in subparagraph (a) above and the other restrictions set forth in this SECTION 8.4 are completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one restriction in this SECTION 8.4 shall not render this Agreement unenforceable as applied to one or more of the other areas or other restrictions herein. If any portion of this SECTION 8.4 is finally determined by a court of competent jurisdiction to be unenforceable because its duration is unreasonably long or the geographic scope is unreasonably broad, Seller agrees and consents to the modification of this SECTION 8.4 such that its geographic scope is as broad and its duration is as long as that which would be enforceable by such court and such duration and geographic scope shall be deemed to be set forth in this
SECTION 8.4 as if they had been set forth therein originally. Notwithstanding the foregoing, Seller agrees to honor the terms and restrictions of this Agreement for the time periods and areas specified herein and not to contest the enforceability of such periods or areas.

         Seller acknowledges both (i) that Buyer will need injunctive relief in order to adequately enforce its rights under this SECTION 8.4, and (ii) that Buyer's recovery of any monetary damages for any Seller's breach of this SECTION
8.4 will not by itself be an adequate means with which to redress such breach. Accordingly, Seller agrees that Buyer will be entitled to enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Nothing in this Agreement shall be construed to prohibit Buyer from pursuing any and all of its legal remedies for a breach of this SECTION 8.4, including the recovery of monetary damages.

         8.5 Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales law, or other law for the protection of creditors. Seller agrees to indemnify, defend and hold harmless Buyer hereof from any liability, claim, loss or expense (including reasonable attorneys' fees) arising from Seller's noncompliance with such laws.

         8.6 Expenses. Except as otherwise provided herein, Seller shall assume and bear all expenses, costs and fees incurred or assumed by Seller in the preparation and execution of this Agreement and compliance herewith, and Buyer shall assume and bear all expenses, costs and fees incurred or assumed by Buyer in the preparation and the execution of this Agreement and compliance herewith, in each case whether or not the purchase and sale provided for herein shall be consummated.

         8.7 Commissions. Seller, on the one hand, and Buyer, on the other hand, each represent and warrant to the other that no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation except for Credit Suisse First Boston, whose fees and expenses shall be the sole responsibility of Seller. Seller and Buyer each will pay or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

         8.8 Public Announcements. Except to the extent required under applicable securities laws, or as expressly provided in this Agreement, no party shall, directly or indirectly, make or cause to be made any public announcement or issue any notice in any form with respect to this Agreement or the transactions contemplated herein without the prior written consent of the other party.

         8.9 Assignment; Successors. This Agreement shall not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Buyer may appoint any of its Affiliates to take title to any or all of the Purchased Assets or to otherwise perform any of its other obligations hereunder and that Buyer may assign its rights in this Agreement as collateral security to its lenders. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever other than any Person entitled to indemnification from Seller on the one hand or Buyer on the other hand pursuant to ARTICLE VII hereof, it being the intention of the parties that no one shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the respective parties. Except as specifically provided in ARTICLE V, without limiting the generality of the foregoing, nothing in this Agreement, express or implied, shall confer upon any Employees or any other third party any rights or remedies of any nature or kind, including without limitation any right to employment or employee benefits, or to continued employment or benefits for any specified period.

         8.10 Amendment and Modification; Waivers. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by each of the parties. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         8.11 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard shall be validly given, made or served, if in writing and delivered personally or sent by telecopier, telex, nationally recognized overnight courier or registered or certified mail, postage prepaid, to the following address:

         If to Seller:

                                    International Paper Company
                                    Two Manhattanville Road
                                    Purchase, New York  10577
                                    ATTENTION: C. Cato Ealy - Vice President
                                    Facsimile Number: (914) 397-1505

         with a copy of any notice to Seller to:

                                    International Paper Company
                                    6400 Poplar Avenue
                                    Memphis, TN  38157
                                    ATTENTION: John P. Fonzo - Senior Counsel
                                    Facsimile Number: (901) 763-6029

         If to Buyer or Caraustar at:

                                    Caraustar Industries, Inc.
                                    3100 Washington Street
                                    Austell, Georgia  30001
                                    ATTENTION:  H. Lee Thrash, III
                                    Facsimile Number:  (770) 732-3401

         With a copy of any notice to Buyer or Caraustar to:

                                    Robinson, Bradshaw & Hinson, P.A.
                                    101 North Tryon Street, Suite 1900
                                    Charlotte, North Carolina  28246
                                    ATTENTION:  Patrick S. Bryant
                                    Facsimile Number:  (704) 378-4000

or in each case at such other address as may be specified in writing, but no such change shall be deemed to have been given until it is actually received by the parties sought to be charged with its contents. All notices and other communications given hereunder shall be effective (a) upon delivery if delivered personally or sent by telecopier with answerback confirmation or telex, (b) if delivered by overnight courier, one (1) Business Day after delivery to such courier, and (c) if delivered by registered or certified mail, three (3) Business Days after mailing.

         8.12 Further Assurances; Records. Seller and Buyer shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as either may reasonably request in order to convey title to the Purchased Assets to Buyer and otherwise to effect the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets which are needed by such other party or parties for the purposes of preparing tax returns or responding to an audit by any governmental agency or for any other reasonable purpose.

         8.13 Tax and Financial Cooperation. After the Closing, Seller and Buyer agree to cooperate with each other in connection with any official tax inquiry, tax audit, tax determination or tax-related proceeding affecting tax liability of Seller or Buyer and to make available to each other party within a reasonable amount of time, its employees and officers, together with documents, correspondence, reports, books and records and other materials bearing on such tax inquiry, audit, examination, proceeding or determination of tax liability or treatment, provided that each party shall be reimbursed for any out-of-pocket expenses it incurs in assisting another party hereunder.

         8.14 Submission to Jurisdiction. Each of the parties hereto hereby consents to the jurisdiction of any State or federal court located within the State of Connecticut and irrevocably agrees that all actions and proceedings relating to this Agreement or the transactions contemplated hereby may properly be litigated in such courts. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten (10) days after the same shall have been posted. Nothing contained in this SECTION 8.14 shall affect the right of any party hereto to serve legal process in any other matter permitted by law or affect the right of any party hereto to bring any action or proceeding against any other party hereto or any party's property in the courts in any other jurisdiction.

         8.15 Representations and Warranties; Schedules. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance, and any disclosures in the Schedules apply only to the related Section of this Agreement (unless reference therein is made to another applicable Section and/or Schedule).

         8.16 Remedies. Except as otherwise provided herein, none of the remedies provided in this Agreement for any party, including termination of this Agreement, or specific performance, are the exclusive remedy of either party for a breach of this Agreement. Except as otherwise provided herein, the party shall have the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

         8.17 Guaranty. Caraustar hereby irrevocably and unconditionally guarantees the full and prompt payment and performance of all amounts owing and other obligations of Buyer under this Agreement, subject to the rights and defenses of Buyer under this Agreement.

         8.18 Entire Agreement; Counterparts; Governing Law. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. This Agreement shall be governed in all respects by the laws of the State of North Carolina (without reference to conflict-of-law provisions).

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                BUYER:

                                SPRAGUE PAPERBOARD, INC.


                                By:  /s/ H. Lee  Thrash, III
                                   -----------------------------------------
                                     H. Lee Thrash, III
                                     Vice President


                                BUYER:

                                CARAUSTAR INDUSTRIES, INC.


                                By: /s/ H. Lee Thrash, III
                                   -----------------------------------------
                                    H. Lee Thrash, III
                                    Vice President and
                                    Chief Financial Officer


                                SELLER:

                                INTERNATIONAL PAPER COMPANY


                                By: /s/ James W. Guedry
                                   -----------------------------------------
                                    James W. Guedry
                                    Vice President and Secretary

                                    EXHIBIT A

                           PAPERBOARD SUPPLY AGREEMENT


         AGREEMENT, dated and effective as of the ______ day of _______________, 1999, between CARAUSTAR INDUSTRIES, INC. ("Caraustar"), a North Carolina corporation having its principal office at 3100 Washington Street, Austell, Georgia 30001, and INTERNATIONAL PAPER COMPANY ("IP"), a New York corporation having its principal office at ______________________________________________.


                              BACKGROUND STATEMENT

         Pursuant to an Asset Purchase Agreement, dated as of March __, 1999 (the "Asset Purchase Agreement"), between Caraustar, Sprague Paperboard, Inc., a Connecticut corporation and a wholly owned subsidiary of Caraustar ("Sprague"), and IP, Sprague has purchased from IP a recycled paperboard mill located in Sprague, Connecticut. This mill has previously supplied recycled paperboard for use in IP's folding carton operations.

         Caraustar and IP desire to enter into this Agreement to provide for the purchase by IP from Caraustar of coated and uncoated recycled paperboard (the "Products") required by IP for the production of folding cartons in North America.

         NOW, THEREFORE, in consideration of the transactions contemplated by the Asset Purchase Agreement and the mutual promises contained herein, Caraustar and IP agree as follows:

         1. Sale and Purchase. During the term of this Agreement Caraustar will sell and deliver to IP, and IP will purchase and accept from Caraustar, the Products to be used by IP in the production of folding cartons in North America upon the terms and subject to the conditions hereinafter set forth.

         2. Term of Agreement. The term of this Agreement will begin on the Closing Date (as defined in the Asset Purchase Agreement) and, except as otherwise provided herein, will end on the date that is 4 1/2 years following the Closing Date (the "4 1/2 Year Anniversary Date"); provided, however, that the parties shall negotiate to determine a new price for the Products to Requirements Customers (as defined in Section 3) for the period beginning the day after the first anniversary of the Closing Date and ending on the date that is 2 1/2 years following the Closing Date (the "2 1/2 Year Anniversary"). If the parties are unable to so agree, this Agreement shall terminate on the 2 1/2 Year Anniversary Date, and from the period beginning on the first day after the first anniversary of the Closing Date and ending on the 2 1/2 Year Anniversary Date, the price for the Products to Requirements Customers shall be the

Sprague Mill Price, subject to adjustment as provided in Section 6(a), and the quantity requirements described in Section 3 below shall be reduced by 12.5% on each 3-month anniversary of the first anniversary of the Closing Date. If the parties do agree on a price for the Products to apply during the period beginning on the day after the first anniversary of Closing and ending on the 2 1/2 Year Anniversary Date, the parties shall further negotiate with respect to, and attempt to agree upon, Product price and volume terms for Requirements Customers to apply during the period beginning on the 2 1/2 Year Anniversary Date and ending on the 4 1/2 Year Anniversary Date. Any such mutually agreed terms will apply during the period beginning on the 2 1/2 Year Anniversary Date and ending on the 4 1/2 Year Anniversary Date. If the parties are unable to so agree, the prices for the Products to Requirements Customers shall remain those in effect on the 2 1/2 Year Anniversary Date, subject to adjustment as provided in Section 6(a), and quantity requirements described in Section 3 below shall be reduced by 12.5% on each 3-month anniversary of such 2 1/2 Year Anniversary Date. This Agreement will continue in effect beyond the 4 1/2 Year Anniversary Date unless, prior to any succeeding anniversary (the "Notice Anniversary Date") of the 4 1/2 Year Anniversary Date, either party gives notice to the other of its intent to terminate this Agreement, in which event this Agreement shall expire two years following such Notice Anniversary Date. In the event such notice is given, for the period beginning on such Notice Anniversary Date and ending upon the expiration of this Agreement, the prices for the Products to Requirements Customers shall remain those in effect on such Notice Anniversary Date, subject to adjustment as provided in Section 6(a), and the quantity requirements described in Section 3 below shall be reduced by 12.5% on each 3-month anniversary of such Notice Anniversary Date.

         3. Quantity.

         (a) The quantity of the Products to be sold and delivered by Caraustar and to be purchased and accepted by IP shall be one hundred percent (100%) of IP's requirements for the Products used in the production of folding cartons in North America sold by IP pursuant to the specific customer accounts and for the Products listed on Schedule 1 (the "Requirements Customers"); provided, however, that (i) purchases of Product by IP pursuant to the current terms of the contract listed on Schedule 2, expiring on September 28, 2001 (the "Current Contract"), shall not be deemed to violate IP's obligations to purchase Products from Caraustar pursuant to this Agreement, and (ii) purchases of Products by IP from other manufacturers at the written request of Requirements Customers of IP, for use in the products purchased by such Requirements Customers from IP, shall not be deemed to violate IP's obligations to purchase Products from Caraustar pursuant to this Agreement. Upon the expiration of the Current Contract, if Caraustar and IP mutually agree in writing, the quantity obligations set forth in this Section 3 may be modified to provide for purchases of Products by IP from other manufacturers not to exceed the quantities purchased by IP under the terms of the Current Contract.

         (b) Upon IP's identification of any opportunity to provide Products to customers other than Requirements Customers or to provide Requirements Customers with Products in product lines other than those identified on Schedule 1 (collectively, the "New Customers"), IP shall notify Caraustar of such potential opportunity and provide Caraustar with a right of first refusal to supply Products to such new customers upon price and other terms acceptable to IP. If IP rejects Caraustar's proposed terms for supplying Products to such New Customers, IP shall not, during the term of this Agreement, agree with or permit any party other than Caraustar to supply Products to such New Customers on terms as or any more favorable than on such terms proposed for such New Customers by Caraustar.

         4. Purchase Orders and Shipments.

                  (a) On or before the 20th day of each calendar month, IP shall deliver to Caraustar its purchase order or orders, written or verbal, specifying the grade, quantity, shipment date or dates, and destination of the Products to be shipped by Caraustar during the next succeeding calendar month.

                  (b) Shipments shall be routed from Caraustar's shipment point as specified by IP in its purchase orders or by telephone instructions delivered to Caraustar not less than one day prior to the shipment date.

         5. Quality Standards; Claims. Caraustar warrants that Products purchased hereunder shall be of good and merchantable quality and free of defects and in accordance with the specifications as designated by IP at the time of order. IP shall inspect and make reasonable tests of the Products upon delivery or within a reasonable time thereafter and shall promptly notify Caraustar if any Product has defects that result in faulty manufacturing or is rejected for failure to conform to specifications. Products that are not rejected in such inspection and tests will be considered as having been accepted and as conforming to specifications, except as to defects that would not normally be discovered by such inspections and tests. Caraustar may check Products which IP so rejects. Upon verification by Caraustar of nonconformance to specifications, the rejected Products shall be returned at Caraustar's expense or otherwise adjusted as the parties may then agree. Caraustar's liability for defective or nonconforming Products shall be limited to the price of any nonconforming or otherwise deficient Products furnished by it hereunder and Caraustar shall not be liable for consequential damages or lost profits.

         6. Prices and Terms.

                  (a) For the period ending on the first anniversary of the Closing Date, the prices for the Products to Requirements Customers will be those charged to the Requirements Customers by the Sprague mill as of ___________, 1999 (the "Sprague Mill Price"), as shown on Attachment A, as adjusted from time to time as provided below. The price for

Products to Requirements Customers for periods beyond the first anniversary of the Closing Date shall be as determined pursuant to Section 2.

                           The prices  will be  adjusted  quarterly  based on
changes in the market price (if such price is reported as a range, being the low value of the range) for "recycled folding box board, 20-pt. clay coated news" as reported monthly by Pulp & Paper Week; for purposes of this agreement this is referred to as the "Reported Market Price." The Reported Market Price for March 1, 1999 was $____/ton.

                           Effective  for  shipments as of April 1, 1999,  and
as of the first day of each calendar quarter thereafter, the prices set forth on Attachment A will be automatically adjusted by a percentage equal to (a) the Reported Market Price as of the last day of the preceding calendar quarter, divided by (b) the Reported Market Price as of the last day of the next preceding calendar quarter.

                           If for any reason the  Reported  Market Price ceases
to be reported by Pulp & Paper Week in the format described above, the parties will agree on a substitute method for determining changes in market prices.

                  (b) All sales shall be F.O.B. Caraustar's mill facility.

                  (c) Caraustar shall render its invoices covering shipments as soon as practicable after each shipment. Terms of payments are 1% 10, net 30 days after date of invoice.

         7. Breach. At any time during the term of this Agreement, if either Caraustar or IP breaches this Agreement, the non-breaching party may seek remedy afforded it under Article II of the Uniform Commercial Code; provided, however, that the non-breaching party may not terminate this Agreement unless the breaching party fails to bring its performance into compliance with the agreement within 30 days after written notice of the breach.

         8. Force Majeure. Neither Caraustar nor IP shall be liable for any damages, direct or consequential, arising out of any delay in delivery, or failure to deliver or accept, any of the Products sold hereunder if such delay or failure to deliver or accept is due to a cause beyond Caraustar's or IP's reasonable control, including but not limited to an act of God, explosion, accident, fire, drought, flood, strike or other labor trouble, insurrection or riot, war, the public enemy, the acts or orders of a governmental unit, or freight embargo.

         9. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement shall not be assignable in whole or in part by either party without the written consent of the other, which consent shall not be unreasonably withheld. In the event that IP sells any facility that has been obtaining Products hereunder, IP shall be required to obtain the buyer's agreement to enter into an agreement for the facility's purchase of 100% of its requirements for Products on substantially the same terms as those set forth herein for the balance of the then-current term.

         10. Notices. All orders, notices, requests or other communications hereunder shall be in writing, addressed to Caraustar or IP at the following addresses:

                           Caraustar Industries, Inc.
                           P. O. Box 115
                           Austell, Georgia  30001
                           Attention:  Senior Vice President

                           International Paper Company

                           ---------------------------------

                           ---------------------------------
                           Attention:
                                     -----------------------

The address of either party may be changed by giving notice in writing at any time to the other party.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to purchase and sale of the above specified Products and supersedes all prior written or oral communications or understandings.

         12. Amendment and Modification. This Agreement or any term hereof may be amended, modified or supplemented by mutual agreement of the parties.

         13. Governing Law. This contract is made in and is performable in and shall be construed and interpreted in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    CARAUSTAR INDUSTRIES, INC.



                                    By:
                                       -----------------------------------------
                                                Senior Vice President


                                    INTERNATIONAL PAPER COMPANY



                                    By:
                                       -----------------------------------------

                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL
                                    TO SELLER

         We have participated in the preparation of the Purchase Agreement, the Paper Supply Agreement, the Bill of Sale and the Assignment and Assumption Agreement (collectively, the "PURCHASE DOCUMENTS"). Capitalized terms not defined herein have the meanings given them in the Purchase Agreement.

         Based on the foregoing, and subject to the assumptions and qualifications hereinabove and hereinafter set forth, it is our opinion that:

         1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of New York and has full corporate power and authority to own or lease the Purchased Assets and to carry on the Business as presently conducted. Seller is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions listed on Schedule
4.1.1 to the Purchase Agreement.

         2. Seller has full corporate power and authority to enter into and perform its obligations under each of the Purchase Documents and to consummate the transactions contemplated thereby. The execution and delivery of, and performance of its obligations under, each of the Purchase Documents by Seller, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of Seller.

         3. Each of the Purchase Documents has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         4. Neither the execution and delivery by Seller of, nor the performance by Seller of its obligations under, the Purchase Documents, nor the consummation of the transactions contemplated thereby, will (a) conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) or give rise to any right of termination, cancellation or acceleration under any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument relating to the Business and to which Seller is a party, (b) result in the creation or imposition of any Lien on the Purchased Assets pursuant to any indenture, mortgage, deed of trust, lease, note, or other agreement or instrument to which Seller is a party, (c) conflict with any provision of the Charter Documents, or (d) violate any law, order, judgment, decree, rule or regulation of any court or governmental authority having jurisdiction over Seller or property of Seller.

         5. The Bill of Sale, the Assignment and Assumption Agreement, and the general warranty deeds are sufficient to convey Seller's entire right, title and interest in the Purchased Assets to Buyer.

         6. Except as set forth on Schedule 4.1.5 to the Purchase Agreement, there are no actions, suits, labor disputes or other litigation, proceedings or governmental investigations pending or, to my knowledge, threatened against or affecting Seller in connection with the Business, or which would impair Seller's ability to consummate the transactions contemplated by the Purchase Agreement. Except as set forth on Schedule 4.1.5 to the Purchase Agreement, Seller is not subject to any order, judgment, decree, stipulation or consent of or with any court, governmental body or agency relating to the Business, or which would impair Seller's ability to consummate the transactions contemplated by the Purchase Agreement.

                                    EXHIBIT C

                       FORM OF OPINION OF COUNSEL TO BUYER

         We have participated in the preparation of the Purchase Agreement, the Paper Supply Agreement, and the Assignment and Assumption Agreement (collectively, the "PURCHASE DOCUMENTS"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

         Based on the foregoing, and subject to the assumptions and qualifications hereinabove and hereinafter set forth, it is our opinion that:

         1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut. Caraustar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

         2. Each of Buyer and Caraustar has full corporate power and authority to enter into and perform its obligations under each of the Purchase Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of, and performance of its obligations under, each of the Purchase Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of each of Buyer and Caraustar.

         3. Each of Buyer and Caraustar has duly and validly executed and delivered each of the Purchase Documents to which it is a party, and each such Purchase Document constitutes the legal, valid and binding obligation of Buyer and Caraustar, to the extent they are a party thereto, enforceable against Buyer and Caraustar in accordance with its terms.

         4. Neither the execution, delivery and performance by each of Buyer and Caraustar of its obligations under the Purchase Agreement, nor the consummation of the transactions contemplated thereby, will conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (with the passage of time or giving of notice or both) under, or result in the creation or imposition of any lien on the assets of Buyer or Caraustar pursuant to, the Charter Documents of Buyer or Caraustar, or, to our knowledge, pursuant to any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer or Caraustar or their properties, or, to our knowledge, under any provision of law.

         5. To our knowledge, there are no pending or threatened actions, suits, labor disputes or other litigation, proceedings or governmental investigations against or affecting Buyer or Caraustar that would impair its ability to consummate the transactions contemplated by the Purchase Agreement or perform its obligations thereunder. To our knowledge, neither Buyer nor Caraustar is subject to any order, judgment, decree, stipulation or consent of or with any court, governmental body or agency, which would impair its ability to consummate the transactions contemplated by the Purchase Agreement.

                                 SCHEDULE 1.1(A)
                              LEASED REAL PROPERTY


         There is no Leased Real Property, except for the following warehouse agreements for the storage and movement of finished goods, copies of which have previously been delivered to Buyer:

         1.       JCT Associates, East Hartford, Connecticut

         2.       North Carolina Distribution Center, Inc., Wilmington, North
                  Carolina

         3.       DSI Network, Illinois

                                SCHEDULE 1.1 (B)
                               OWNED REAL PROPERTY


REAL PROPERTY:

         Address                                     Town            Size                Map #     Block #       Lot #
         -----------------------------------------------------------------------------------------------------------------
1.       1 Riverside Drive                           Sprague         3.9 acres            18          2            2
2.       3 Riverside Drive                           Sprague         3.6 acres            18          2            1
3.       5 Riverside Drive                           Sprague         3.2 acres            18          2            3
4.       2 Church Street                             Sprague         1.1 acres            18          1            4
5.       3 Church Street                             Sprague         1.8 acres            18          1           18
6.       113 Bushnell Hollow Rd.                     Sprague         11.5 acres           19          6            1
7.       Bushnell Hollow Road                        Sprague         1.5 acres            19          6            4
8.       Inland Road                                 Sprague         2.3 acres            18          3            8
9.       Inland Road                                 Sprague         1.8 acres            18          3            7
10.      Inland Road                                 Sprague         4.4 acres            19          7            9
11.      Inland Road                                 Sprague         7.0 acres            19          7            3
12.      120 Inland Road                             Sprague         3.2 acres            20          2            7
13.      130 Inland Road                             Sprague         470.4 acres          20          2            8
14.      240 Papermill Road                          Lisbon          6.98 acres            5          0            6
15.      264 Papermill Road                          Lisbon          38.0 acres            5          0           10

EASEMENTS:

1. Easement Agreement dated January 9, 1995, between Federal Paper Board Company, Inc., and Oaktree Packaging Corporation, detailing several easements between the parties thereto.

2. Grant of Permanent Easement between the Providence and Worcester Railroad Company and International Paper Company for a sanitary sewer easement, recorded February 13, 1998.

                                 SCHEDULE 2.1(A)
                       SELLER'S TANGIBLE PERSONAL PROPERTY


A detailed list of Seller's fixed assets as of December 31, 1998, has previously been furnished Buyer.

                                 SCHEDULE 2.1(B)
                                ASSUMED CONTRACTS


1. Buyer shall assume the following Contracts, copies of which have been previously furnished Buyer:

         A. City of Norwich, Connecticut-International Paper Agreement for Industrial Wastewater Treatment Services, date January 16, 1997.

         B.       Paper Supply (Sales) Agreements:

                  (1)      International Paper-Nabisco, Inc., dated January 1,
                           1999

                  (2) International Paper-Universal Packaging Corporation, dated as of June 18, 1997.

         C. Property Services Agreement with Oaktree Packaging Corporation, pertaining to the carton plant (currently owned by Buyer, Caraustar Industries, Inc.), to the extent that the Agreement is applicable, in whole or in part.

         D. Guaranty Agreement and Loan Agreement between Seller and the Town of Sprague, Connecticut, for Environmental Improvement Revenue Bonds, dated October 1, 1997, having a principal amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00).

         E. Lease Agreement with Wastequip - Rayfo dated February 28, 1999, for a dewatering press with infeed hopper, having total rental payments of Seventy Three Thousand One Hundred Sixty Seven Dollars 84/100:($73,167.84).

         F. Miscellaneous Lease Agreements, none of which have a value or cost of more than Fifty Thousand Dollars ($50,000.00), but which, in the aggregate, exceed Fifty Thousand Dollars ($50,000.00).

         G. Versailles Carton Plant Properties - Separation Action List which has been previously delivered to Buyer.

         H. July 10, 1996, Labor Agreement between International Paper and Baltic Local No. 1840.

                                 SCHEDULE 2.1(J)
                               ACCOUNTS RECEIVABLE


A list has previously been delivered to Buyer.

                                SCHEDULE 2.2 (E)
                                 EXCLUDED ASSETS


1. The amount of Four Hundred Twenty Five Thousand Dollars ($425,000.00) included in the item titled Divisional Control on the December 31, 1998 Balance Sheet in the Financial Statements attached as Schedule 4.1.8, representing an accrual for a refund of State sales and use taxes due to Seller.

                                  SCHEDULE 3.3
                               SELLER'S INVESTMENT


         Seller's Investment shall consist in the aggregate of the following:

                  The following items on the December 31, 1998 Balance Sheet in the Financial Statements attached as Schedule 4.1.8:
                  Divisional Control and Deferred Income Taxes.

                                  SCHEDULE 3.6
                            PURCHASE PRICE ALLOCATION


The purchase price allocation shall be determined by Arthur Andersen LLP in an appraisal to be performed at Buyer's cost within sixty (60) days after the Closing Date.

                                 SCHEDULE 4.1.1
                              FOREIGN QUALIFICATION


Seller is required to be qualified as a foreign corporation in conjunction with the Business in the States of Connecticut, New York and New Jersey.

                                 SCHEDULE 4.1.3
                                    CONSENTS


1. The July 3, 1997, Administrative order from the State of Connecticut Department of Environmental Protection (scheduled in 4.1.6[b]) is not understood by Seller to be transferable or assignable. To the extent that Buyer, upon inquiry, determines that said Order may be assigned, in whole or in part, the consent of the Connecticut Department of Environmental Protection will be required.

2. Wastequip-Rayfo Lease Agreement for dewatering press, dated February 28, 1999, (listed on schedule 4.1.15). Consent to Assignment is required.

3. March, 1998, Agreement with the City of Norwich, Connecticut, for Wastewater (listed on Schedule 4.1.15). Consent to Assignment is required.

4.       Paper Board Supply Agreement with Universal Packaging (listed on
         Schedule 4.1.15). Consent to Assignment is required.

5. The Permits listed in Schedule 4.1.6(a) all require consent of the State of Connecticut Department of Environmental Protection for transfer or assignment

                                 SCHEDULE 4.1.4
                                    INSURANCE


Attached hereto is a listing of all policies of insurance covering the Purchased Assets and the Business as of the date of the Asset Purchase Agreement, including the name of the insurer, policy number, expiration date, amount of coverage and type of coverage.

                           INTERNATIONAL PAPER COMPANY
                 SCHEDULE OF 1999 PROPERTY & CASUALTY INSURANCE


GENERAL & PRODUCTS LIABILITY:

         Insurer:          Reliance National Indemnity Company
         Term:             1/1/1999 - 2000
         Policy #:         NGB0126249-1
         Limits:           $5MM Per Occurrence
                           $15MM General Aggregate (Other than Products)
                           $5MM General Aggregate - Products & Completed
                           Operations
                           $5MM Fire Damage Legal Liability

AUTOMOBILE LIABILITY:

         Insurer:          Reliance National Indemnity Company
         Term:             l/l/1999 - 2000
         Policy #:         NKA0126246-01
         Limits:           $5MM Per Occurrence

UMBRELLA LIABILITY:

         Insurer:          Winterthur
         Term:             1/1/1999 - 2000
         Policy #:         Pending
         Limits:           $20MM xs $5MM Per Occurrence
                           $40MM Aggregate

         Insurer:          XL Insurance Company
         Term:             1/1/1999 - 2000
         Policy #:         XLUMB00705
         Limits:           $75MM xs $25MM

         Insurer:          Chubb Atlantic
         Term:             1/1/1999 - 2000
         Policy #:         Pending
         Limits:           $25MM xs $l00MM

         Insurer:          ACE Insurance Company
         Term:             1/1/1999 - 2000
         Policy #:         IP710-5
         Limits:           $75MM xs $125MM

WORKER'S COMPENSATION & EMPLOYER'S LIABILITY - CONNECTICUT

         Insurer:          Liberty Mutual
         Term:             1/1/1999 - 2000
         Policy #:         WP8-62B-004093-079 and EW7-62N-004093-039
         Limits:           $5,000,000 Excess over Self Insured Retention

PROPERTY INSURANCE

         Insurer:          Arkwright Mutual Insurance Company
         Term:             1/1/1997 - 2000
         Policy #:         09020225
         Limits:           Blanket Limits
         Coverages:        All Risk including Flood & Earthquake & Boiler &
                           Machinery





Prepared by:      Dana W. Kamp, International Paper Risk Management Department -
                  (901)763-5963
                  February 26, 1999

                                 SCHEDULE 4.1.5
                                   LITIGATION


1.       International Paper vs. Applied Dynamics
         Suit was filed in January, 1999, in the Superior court, State of Connecticut, by International Paper against Applied Dynamics Corporation. The suit, which claims breach of contract and other commercial causes of action, seeks damages of approximately $89,000.00 and also seeks declaratory relief to have set aside a payment due defendant by International Paper of approximately $9,000.00. The defendant provided certain services to repair and recondition to an electrical motor during March of 1998, pursuant to a purchase order issued by International Paper. The case is in the pleading stage and Plaintiff is represented by the Hartford, Connecticut, firm of Halloran & Sage LLP (Bruce Raymond, Esquire).

2.       Dezardouin vs. International Paper
         Audrin Dezardouin is former collective bargaining unit employee of the Sprague Mill. Plaintiff filed suit in Superior Court, New London, Connecticut, alleging race and national origin discrimination and intentional infliction of emotional distress. International Paper is being defended by Jon Harmon of McGuire, Woods, Battle & Booth. The case is in the discovery stage and has been moved to Federal Court.

3.       Labor Grievances
         A.       Related to Christmas, 1998, and New Year's, 1999
                  Employee absences

                  No. H-1 (1/14/99)
                  No. H-2 (1/19/99)
                  No. H-3 (1/19/99)
                  RP-1 (12/29/98)
                  RP-2 (12/31/98)
                  No 303198 (12/31/98 - alleging "harassment" of employee) Unnumbered (12/31/98 pertaining to an employee suspension)


                                     ORDERS

1. State of Connecticut, Department of Environmental Protection Administrative Order, dated July 3, 1997, which has previously been delivered to Buyer.

                                  STIPULATIONS

1. June 4, 1998, Letter of Commitment from International Paper to U.S. Department of Labor, Employment Standards Administration, Officer of Federal Contract Compliance Programs, which has previously been delivered to Buyer.

                                SCHEDULE 4.1.6(A)
                                     PERMITS


Seller holds the following permits:

         1. State of Connecticut Final NPDES/Pretreatment Permit - dated December 30, 1997

         2. State of Connecticut Title V Final Permit Application for Stationary Sources of Air Pollution - Dated January 22, 1998

         3. State of Connecticut Stormwater Pollution Prevention Permit - dated August 1996

         4.       State of Connecticut Water Diversion Permit - dated February
                  13, 1998

         5. State of Connecticut - Sprague Mill Landfill - Revised Operation and Management Plan - dated November 23, 1998

         6. State of Connecticut, Department of Transportation, Bureau of Highways Permit Numbers 2-1458597, issued March 20, 1998, and 2-143356, issued April 15, 1997, pertaining to installation of the Sprague Mill sewer effluent pipe line.

                                 SCHEDULE 4.1.8
                              FINANCIAL STATEMENTS


Copies of the Financial Statements have previously been delivered to Buyer.

                                 SCHEDULE 4.1.9
                             UNDISCLOSED LIABILITIES


None

                                 SCHEDULE 4.1.10
                                 ADVERSE CHANGES


None.

                                 SCHEDULE 4.1.11


No exceptions.

                               SCHEDULE 4.1.14(A)
                               PROPRIETARY RIGHTS


1. Trademark - Inverkote(TM), Issued to Federal Paper Board Company, Inc., to which Seller is successor by merger.

2.       No licenses have been granted by Seller to any Proprietary Rights.

                               SCHEDULE 4.1.14(B)
                              YEAR 2000 COMPLIANCE


A copy of Seller's Executive Summary of its Bleached Board Divisions (of which the Business is a part) progress toward said division's Year 2000 compliance efforts has previously been delivered to Buyer.

A copy of Seller's Year 2000 Contingency Plan for the Business has previously been delivered to Buyer.

                               SCHEDULE 4.1.15(A)
                                    CONTRACTS


The following is the list of the contracts meeting the criteria set forth in
Section 4.1.15, subsections (i) through (v), copies of which have been delivered to Buyer.

1. City of Norwich, Connecticut-International Paper Agreement for Industrial Wastewater Treatment Services, dated January 16, 1997.

2.       Paper Supply (Sales) Agreements:

         A.       International Paper - Nabisco, Inc., dated January 1, 1999.

         B. International Paper - Universal Packaging Corporation, dated as of June 18, 1997.

3. Property Services Agreement with Oaktree Packaging Corporation, a copy of which is attached, pertaining to the carton plant (currently owned by Buyer, Caraustar Industries, Inc.), to the extent that the Agreement is applicable, in whole or in part.

4. Guaranty Agreement and Loan Agreement between Seller and the Town of Sprague, Connecticut, for Environmental Improvement Revenue Bonds, dated October 1, 1997, having a principal amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00).

5. Lease Agreement with Wastequip - Rayfo dated February 28, 1999, for a dewatering press with infeed hopper, having total rental payments of Seventy Three Thousand One Hundred Sixty Seven Dollars 84/100 ($73,167.84).

6. Miscellaneous Lease Agreements, none of which have a value or cost of more than Fifty Thousand Dollars ($50,000.00), but which, in the aggregate, exceed Fifty Thousand Dollars ($50,000.00).

7. Versailles Carton Plant Properties - Separation Action List which has been previously delivered to Buyer.

                               SCHEDULE 4.1.15(B)
                          CONTRACTS - DEFAULT OR BREACH


None.

                               SCHEDULE 4.1.16(A)
                             EMPLOYEE BENEFIT PLANS


1. Exempt Salaried Employees Quarterly Incentive Plan, a copy of which has been previously delivered to Buyer.

2. List of other Plans, copies of which have been previously delivered to Buyer.

                               SCHEDULE 4.1.16(E)
                     POST RETIREMENT AND SEPARATION BENEFITS

Other than as set forth specifically in the Labor Contract (as set forth in Schedule 4.1.17[c]) and in the Salaried Retirement Plan, there are no other benefits with respect to current or former employees beyond retirement or separation.

                               SCHEDULE 4.1.17(A)
                                 LABOR CONTRACT


1.       Labor Contract.
         A copy of the July 10, 1996, Labor Agreement between International Paper and Baltic Local No. 1840 has previously been delivered to Buyer.

2.       Severance Policies.
         A copy of International Paper's Salaried Employee Severance Program has previously been delivered to Buyer.

3. Performance and Retention Incentive Plan Agreement between International Paper and Brian McDonald has previously been delivered to Buyer.

                               SCHEDULE 4.1.17(C)
                                 EMPLOYEE LOANS


None

                               SCHEDULE 4.1.17(D)
                                    EMPLOYEES


A list of all current salary and hourly rates of all Employees, including Union Employees, has previously been delivered to Buyer.

                                 SCHEDULE 4.1.18
                              ENVIRONMENTAL MATTERS


4.1.18(a)

Seller's degree of noncompliance as to certain specific Environmental Laws is set forth in detail in the July 3, 1997, Administration Order of the State of Connecticut Department of Environmental Protection. Those sixteen conditions, enumerated on page 2 and 3 of the Administration Order, are subject to an order to International Paper to undertake certain specific obligations and prescribes the timetable for undertaking and/or completing those actions ordered.

Seller has been acting under and in accordance with the Administrative Order and has not been notified of any noncompliance with said Order or of any fines or penalties stemming therefrom.

4.1.18(b)

A list of all relevant Material environmental reports, audits and studies.

1. URS Greiner Woodward Clyde - Phase I Environmental Assessment of Environmental Compliance - Report dated December 17, 1998.

2. Radian International - February, 1996, Report - Connecticut Property Transfer - Site Assessment.

3. September, 1996, Compliance Report for International Paper, submitted to the State of Connecticut Department of Environmental Protection, by Rust Environment and Infrastructure.

4.       Closure/Investigation Reports - UST Closures

         1 - 2,000 gallon gasoline tank
         1 - 5,000 gallon No. 2 fuel oil tank
         1 - 10,000 gallon diesel fuel tank
         1 - 1,000 gallon waste oil tank
         UST Investigations

5.       No. 6 fuel oil discharge investigation.

6.       Versailles Pond and Dam Long Term Monitoring and Management Plan.

4.1.18(f)

The Material Environmental Permits are:

1.       State of Connecticut Final NPDES / Pretreatment Permit-dated December
         30, 1997

2. State of Connecticut Title V Final Permit Application for Stationary Sources of Air Pollution - Dated January 22, 1998

3. State of Connecticut Stormwater Pollution Prevention Plan (SWPPP) - dated August, 1996

4.       State of Connecticut Water Diversion Permit - dated February 13, 1998

5. State of Connecticut- Sprague Mill Landfill Revised Operation and Management Plan - dated November 23, 1998

4.1.18(g)

         (i)      None
         (ii)     None
         (iii)    All tanks have been removed, and are listed above in this
                  schedule 4.1.18
         (iv)     None

                                 SCHEDULE 4.1.19
                              LEASED REAL PROPERTY


Leases to International Paper Company
Warehouse Agreements

1.       JCT Associates, East Hartford, Connecticut

2.       North Carolina Distribution Center, Inc., Wilmington, North Carolina

3.       DSI Network, Illinois



Lease From International Paper Company

1. Lease to George and Caroline Osella, dated November 1, 1997, for premises at 124 Bushnell Hollow Road, Versailles, Connecticut. Term of twenty (20) years. Rental - Twenty-Five Dollars ($25.00) per month (copy attached hereto)

2. Lease from Federal Paper Board Company, Inc. (predecessor in merger to International Paper Company), dated January 1, 1995, of premises at 120 Inland Road, Versailles, Connecticut. Term of five (5) years (copy attached hereto).

                                      LEASE

         THIS LEASE, made as of the 1st day of November 1997 between INTERNATIONAL PAPER COMPANY, a corporation organized under the laws of the State of New York, having an office at Two Manhattanville Road, Purchase, New York 10577 (herein referred to as "Lessor"), and GEORGE OSELLA and CAROLINE OSELLA, adult citizens of the State of Connecticut (herein referred to as "Lessees").

                                   WITNESSETH

         WHEREAS, Lessor owns premises situated at 124 Bushnell Hollow Road, ("Premises") Versailles, Connecticut; and

         WHEREAS, Lessees desire and are empowered to lease the Premises for use as a residence; and

         WHEREAS, the parties desire to enter into a Lease Agreement to define their respective rights, duties and liabilities relating to the Premises.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Lessor leases to Lessees, and Lessees hereby lease from Lessor, the "Premises."

         2. The term of this Lease is twenty (20) years, beginning on November 1, 1997, and terminating on October 31, 2017, unless such term shall sooner terminate as hereinafter provided, or unless the Lease is extended as hereinafter provided.

         3. The rent under this Lease shall be $25.00 per month.

         4. Use of Premises. The Space shall be used only as a personal residence for Lessees only. Lessees shall restrict its use to such purposes, and shall not use or permit the use of the Premises for any other purpose without the written consent of Lessor. Lessees shall use the Premises in a manner so as to comply with all applicable Federal, State and local laws and ordinances.

         5. Lessees' Covenants. Lessees shall not use the Premises in any manner that will increase risks covered by insurance on the Premises, or result in an increase in the rate of insurance or a cancellation of any insurance policy. Lessees shall comply with all requirements of the insurer applicable to the Premises necessary to keep in force fire and liability insurance.

         6. Lessees shall not allow any waste or nuisance on the Premises, or use or allow the Premises to be used for any unlawful or offensive purpose.

         7. Lessees shall maintain the Premises and keep them in good repair at their expense.

         8. Lessees shall be responsible for their own personal property contained in or about the Premises, which shall not be covered by any fire or liability insurance on the Premises, and Lessor shall have no liability for the same.

         9. Lessees shall not cause the Premises to be vacated for more than thirty (30) days, without notifying Lessor.

         10. Lessees accept the premises "as is", and shall make no alterations (other than cosmetic decorating or repairs) installations, additions or improvements in or to the Premises without Lessor's prior written consent, and then only by contractors or mechanics approved by Lessor. All such work shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the end of the term. Lessees shall be required to surrender the Premises in good condition at the end of the Lease term.

         11. Lessors' Right of Entry. Lessor reserves the right to enter the Premises at reasonable times to inspect it, perform required maintenance and repairs, or make additions, alterations, or modifications to any part of the Premises and Lessees shall permit Lessor to do so.

         12. Lessees shall pay for all utilities and services to the Premises including, but not limited to, electric, telephone, sewer, water and refuse, and fuel oil during the Lease term and any extension.

         13. Lessees' Indemnification of Lessor. Lessor shall not be liable for liability or damage claims for injury to persons or property (including their own) from any cause relating to the occupancy of the Premises by Lessees, during the term of this Lease or any extension thereof. Lessees indemnify and hold harmless Lessor from all liability, loss, or damage claims or obligations resulting from any injuries or losses of this nature, except for those deemed to have been caused by Lessor, or due to Lessor's breach of a covenant of this Lease.

         14. Assignment. Lessees may not assign their rights and duties under this Lease or sublease the Premises, or any part thereof, without the prior written consent of Lessor.

         15. Damages. If Lessor files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, Lessees shall pay Lessor all costs, including reasonable attorney's fees for the services of Lessor's attorney in such action.

         16. Termination. This Lease shall terminate at the end of the Term. The Lease shall terminate in the event of Lessee's default, as herein defined, or upon extension, as herein provided.

         17. Extension. This Lease may be extended by mutual written agreement of the Parties for an additional term of one (1) year, unless earlier terminated in the same manner and for the same reasons as set forth in Paragraph 16. Rent for the extension terms shall be at the same rate as during the term.

         18. Default. In the event that Lessees fail to perform or breaks any of its covenants as set forth in this lease, and such covenant continues not to be performed, or continues to be breached, after fifteen (15) days written notice by Lessor of such nonperformance or breach, (including failure to pay the rent or any utility or other service to the Premises) this Lease shall at Lessor's option terminate.

         19. Surrender. Upon expiration of the Lease term, or extension, upon default, or early termination, Lessees shall surrender the Premises in good condition, broom clean, and all Rent and utilities paid in full and current.

         20. Choice of Law. This Lease shall be governed by the laws of the State of New York and venue shall be in New York.

         21. Severability. In the event that any paragraph of this Lease is declared to be invalid or unenforceable, the remaining paragraphs shall be in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


                                        INTERNATIONAL PAPER COMPANY


                                        By:/s/ DON MACDONALD
                                           ------------------------------------
                                           Lessor



                                        GEORGE OSELLA


                                        By:/s/ GEORGE OSELLA
                                           ------------------------------------
                                           Lessee



                                        CAROLINE OSELLA


                                        By:/s/ CAROLINE OSELLA
                                           ------------------------------------
                                           Lessee

                                      LEASE


         THIS LEASE, made as of the 1st day of January 1995 between FEDERAL PAPER BOARD COMPANY, INC., a corporation organized under the laws of the State of New York, having an office at 75 Chestnut Ridge Road, Montvale, New Jersey 07645 (herein referred to as "Lessor"), and FEDCON EMPLOYEES FEDERAL CREDIT UNION (herein referred to as "Lessee").

                                   WITNESSETH

         WHEREAS, Lessor owns a building located at 120 Inland Road, Versailles, Connecticut; and

         WHEREAS, Lessee desires and is empowered to lease such building for use as an office; and

         WHEREAS, the parties desire to enter into a Lease Agreement to define their respective rights, duties and liabilities relating to the property to be leased.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Lessor leases to Lessee, and Lessee hereby leases from Lessor, the building known as 120 Inland Road, Versailles, Connecticut, together with the parking area adjacent thereto, all of which is hereinafter referred to as the "Space", and is further shown outlined in red on Exhibit A annexed hereto (the "facility").

         2. The term of this Lease is five (5) years beginning on January 1, 1995, and terminating on December 31, 1999, unless such term shall sooner terminate as hereinafter provided.

         3. The rent under this Lease shall be $1 per month.

         4. The Space shall be used only as a business office. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the Space for any other purpose without the written consent of Lessor. At its expense, Lessee shall secure and comply with all occupancy and other permits required by law or custom in order for the Space to be used for the purposes herein specified. Further, Lessee shall not use the Space for any purpose that would cause Lessor to violate any existing permit on its adjoining premises.

         5. Lessee shall not use the Space in any manner that will increase risks covered by insurance on the Space or on the adjoining premises of Lessor, or result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of Lessee's business purposes. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the Space, or the adjoining premises of Lessor, and shall comply with all requirements of the insurers applicable to each such premise necessary to keep in force the fire and liability insurance.

         6. Lessee shall not allow any waste or nuisance on the Space, or use or allow the Space to be used for any unlawful purpose.

         7. Lessee shall maintain the Space and keep it in good repair at its expense, except that the furnace, exterior walls, well, septic system and the roof will be maintained in good condition by Lessor. Lessee shall maintain and repair windows, doors, and interior walls.

         8. Lessee accepts the premises "as is", and shall make no alterations, decoration, installations, additions or improvements in or to the Space without Lessor's prior written consent, and then only by contractors or mechanics approved by Lessor. All such work shall become the property of Lessor and shall remain upon and be surrendered with the Space at the end of the term. The Lessee shall not be required to restore the Space to the original condition at the end of the Lease term. Before delivery at the conclusion of the term, Lessee shall remove all business signs placed on the Space by Lessee.

         9. Lessor reserves the right to enter on the Space at reasonable times to inspect it, perform required maintenance and repairs, or make additions, alterations, or modifications to any part of the Space and Lessee shall permit Lessor to do so. Lessor may erect scaffolding, fences, and similar structures; post relevant notices, and place moveable equipment in connection with making alterations, additions, or repairs, all without incurring liability to Lessee for disturbance of quiet enjoyment of the Space, or loss of occupancy thereof.

         10. Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the Space by Lessee, including those arising out of damages or losses occurring on sidewalks, the parking lot, and other areas adjacent to the Space during the term of this Lease or any extension thereof. Lessee shall indemnify Lessor from all liability, loss, or damage claims or obligations resulting from any injuries or losses of this nature.

         11. Lessee shall procure and maintain in force at its expense during the term of this Lease and any extension thereof fire and extended coverage. Lessee shall also procure and maintain public liability insurance with insurers approved by Lessor. Such coverage shall be adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the Space, in a minimum amount of $500,000.00 for each person injured, $1,000,000.00 for any one accident, and $500,000.00 for property damage. The insurance policies shall provide coverage for contingent liability of Lessor on any claims or losses. Evidence of coverage shall be delivered to Lessor on request. Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew any policy. If the insurance policies are not kept in force during the entire term of this Lease or any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor, and the premium shall be repaid to Lessor as additional rent installment for the month following the date on which the premiums were paid by Lessor.

         12. Lessee shall not assign its rights and duties under this Lease or sublease the space or any part thereof without the prior written consent of Lessor.

         13. If Lessor files an action to enforce any agreement contained in this Lease for breach of any covenant or condition, Lessee shall pay Lessor reasonable attorney's fees for the services of Lessor's attorney in the action, all fees to be fixed by the court.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


                                     FEDERAL PAPER BOARD COMPANY, INC.


                                     By:/s/ DONALD M. MCDONALD
                                        ------------------------------------

                                     FEDCON EMPLOYEES FEDERAL CREDIT UNION


                                     By:/s/ [Signature illegible]
                                        ------------------------------------

                      FEDCON EMPLOYEES FEDERAL CREDIT UNION

                              1995 OFFICIAL ROSTER



BOARD OF DIRECTORS                                         POSITION                                     TERM
------------------                                         --------                                     ----
WILLIAM TRYON                                              PRESIDENT                                     1
CHARLES OBERMEYER                                          VICE-PRESIDENT                                1
WILLIAM GARRITY                                            TREASURER                                     2
MARIE PHILBRICK                                            SECRETARY                                     2
JAMES GLAUDE                                               MEMBER                                        3
FRANK SWAN                                                 MEMBER                                        3
GERALD GOSSELIN                                            MEMBER                                        2

CREDIT COMMITTEE
----------------

KENNETH ROBB                                               CHAIRMAN                                      2
JOSEPH GILOT                                               SECRETARY                                     1
HERBERT MCKEE                                              MEMBER                                        2
PATRICIA COLEDA                                            MEMBER                                        1
ROBERT BARIL                                               MEMBER                                        2

LOAN OFFICERS
-------------

DENNIS ALMEIDA
PAUL HOAR
PAUL GLAUDE
CHERYL LAROUX
ALEXANDER RISAVICH

SUPERVISORY COMMITTEE
---------------------

GERALD GOSSELIN                                            CHAIRMAN
HELENE SOBANSKI                                            MEMBER
PETER MANTOVANI                                            MEMBER

SECURITY OFFICER
----------------
PAUL MACDONALD

MEMBERSHIP OFFICER
------------------
CLAIR DION

EXECUTIVE COMMITTEE
-------------------

WILLIAM TRYON
WILLIAM GARRITY
CHARLES OBERMEYER

INVESTMENT COMMITTEE
--------------------

WILLIAM TRYON
CHARLES OBERMEYER
NICOLE SANTERRE

                                                         Internal Correspondence
--------------------------------------------------------------------------------

DATE:             May 13, 1994

TO:               Mr. John Flynn

FROM:             Mr. Donald M. MacDonald

SUBJECT:          Leased Housing (Caroline Osella)

COPIES:           W. C. Kirby


         I have completed my investigation surrounding the lease of the company house located at 124 Bushnell Hollow Road in Versailles, CT.

         As you know, the responsibility for this property was assumed by Sprague upon the sale of the Versailles Carton Division to Oak Tree. There was no transfer of records from that division and, upon inquiring, I was advised that no records existed covering this lease.

         By your direction, I contacted the occupant, Mr. George Osella, and asked him about his lease with Federal Paper Board. He advised me that no lease existed and he had absolutely no documentation whatsoever.

         He related the following story:

                  His wife, Caroline, was married to a Mr. Walter Kotsch, who was Superintendent of the Versailles Carton Division for many years. The house belonged to Federal and they were living there rent free.

                  Mr. Kotsch became very ill and died en route to the Boston Massachusetts Hospital. Mrs. Kotsch continued to live in the house rent free until six months after his death. At this time, she was approached by a Vice President of Federal (he does not know who) who told her that he was setting the rent at $25 per month and she had lifetime use of the place at that rate.

                  Mr. George Osella married her in 1966. They continue to pay the same rate.

                  He claims to have done all the major repairs to the place, including the replacement of the heating system, well, roof repairs, etc.

         As a result of the severe winter encountered in 1994, the roof on the detached garage collapsed. He advised the company of this condition and, upon our investigation, we concluded that the structure should be demolished. This will be completed within the next few weeks.

         I have not been into the house, but was advised that it is in a good state of repairs. The exterior of the house needs some repairs. It should be sided and the woodwork needs painting.

         I am also told, by the occupant, that the water quality is not fit for consumption. Mr. Osella brings in drinking water and uses the well water for bathing and washing of clothes. He claims to have been doing this for years.

         John, after reviewing these notes, please call and discuss the appropriate course of action to be taken.

                                            /s/ DON
                                            -----------------------
                                            Donald M. MacDonald

                                 SCHEDULE 4.1.20


No exceptions.

                                 SCHEDULE 4.1.21
                           CONDITION OF REAL PROPERTY


(a) Seller has been notified by the State of Connecticut, Department of Environmental Protection, Bureau of Water Quality Management, that property leased by Seller to George Osella on Bushnell Hollow Road (listed on Schedule 1.1[a]) has a water well and the water is not potable. Seller provides bottled drinking water to the Lessees of those premises.

(b) None of the parcels of Real Property are serviced by municipal water services, as they are serviced by private water wells.

         Process water is accessed from the Little River.

                                 SCHEDULE 4.1.22
                                    CUSTOMERS


Seller has delivered to Buyer a list of customers of the Business since December 31, 1997.

                                 SCHEDULE 5.5(A)
                                SEVERANCE POLICY


A copy of Seller's Severance Policy has previously been delivered to Buyer.